Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233669
CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $1.25 per share	$345,000,000(1)	$37,639.50(2)
Notes:—
(1)	Assuming exercise in full of the underwriters’ option to purchase additional shares.
(2)	Calculated pursuant to Rules 457(o) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 9, 2019)

South Jersey Industries, Inc.
6,000,000 Equity Units
(Initially Consisting of 6,000,000 Corporate Units)
This is an offering of Equity Units (“Equity Units”) by South Jersey Industries, Inc. (“SJI”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by SJI to purchase shares of our common stock and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of SJI’s 2021 Series B 1.65% remarketable junior subordinated notes due 2029, which we refer to as the RSNs.
We intend to apply to list the Corporate Units on the New York Stock Exchange, or NYSE, and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.
Shares of our common stock trade on the NYSE under the symbol “SJI.” On March 17, 2021, the last reported sale price of the shares as reported on the NYSE was $22.50 per share.
Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 10,250,000 shares of our common stock, of which 9,887,641 shares relate to a forward sale agreement between SJI and Bank of America, N.A. (or 11,787,500 shares of our common stock in total if the underwriters of that offering exercise in full their option to purchase additional shares of common stock) at a price per share of $22.25. This offering of Equity Units is not contingent on the concurrent offering of common stock and the concurrent offering of common stock is not contingent upon this offering of Equity Units. See “Summary—Concurrent Offering” in this prospectus supplement.
Investing in the Equity Units involves risks. Please read “Risk Factors” beginning on page S-30 of this prospectus supplement and on page 2 of the accompanying prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Corporate Unit	Total
Public Offering Price	$50.00	$300,000,000
Underwriting Discounts and Commissions	$1.50	$9,000,000
Proceeds, Before Expenses, to SJI	$48.50	$291,000,000
We have granted the underwriters the option to purchase, within a 13-day period beginning on, and including, the first date of original issuance for the Corporate Units, up to an additional 900,000 Corporate Units, solely to cover over-allotments.
The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about March 22, 2021.
(continued on next page)
Sole Book-Running Manager
BofA Securities
Structuring Agent
Joint Lead Managers
Guggenheim Securities	J.P. Morgan
Co-Managers
KeyBanc Capital Markets	Morgan Stanley
PNC Capital Markets LLC	Wells Fargo Securities
Citizens Capital Markets	TD Securities
The date of this prospectus supplement is March 17, 2021

(continued from cover)
•
The purchase contract will obligate you to purchase from SJI, on April 1, 2024 (or if such day is not a business day, on the following business day), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•
if the applicable market value, which is the average volume-weighted average price of our common stock for the trading days during the 20 consecutive scheduled trading-day period ending on the second scheduled trading day prior to April 1, 2024, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $26.14375 , 1.9125 shares of our common stock;

•
if the applicable market value is less than $26.14375 but greater than $22.25 , a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value is less than or equal to $22.25 , 2.2472 shares of our common stock.
•
SJI will pay you quarterly contract adjustment payments at a rate of 7.10% per year on the stated amount of $50 per Equity Unit, or $3.55 per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on January 1, April 1, July 1, and October 1 of each year (except that if such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on July 1, 2021. The contract adjustment payments will be subordinated to all of our existing and future “Priority Indebtedness” (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”), and will be structurally subordinated to all liabilities of our subsidiaries.

•
The RSNs will initially bear interest at a rate of 1.65% per year. The RSNs will be subordinated to all of SJI’s existing and future “Priority Indebtedness” (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”). In addition, the RSNs will be structurally subordinated to all liabilities of our subsidiaries.

•
We will have the right to defer interest payments on the RSNs one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the maturity date, as applicable. The RSNs will be remarketed in 2024 as described in this prospectus supplement. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

•
Your ownership interest in the RSNs (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•
Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an RSN”) or after a successful remarketing of the RSNs, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•
If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

Prospectus
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by us is accurate only as of their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.
S-i

About this Prospectus Supplement
We provide information to you about the Equity Units in two separate documents. The first part is this prospectus supplement, which describes the specific terms of the Equity Units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the Equity Units covered in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement, the documents incorporated by reference herein and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find Additional Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.
We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “SJI,” “the Company,” “we,” “us” and “our” refer to South Jersey Industries, Inc. and its subsidiaries.
All references in this prospectus supplement to the Annual Report on Form 10-K for the year ended December 31, 2020 refer to the Annual Report on Form 10-K, as filed with the SEC on February 25, 2021.
S-ii

Special Note Regarding
Forward-Looking Statements
Certain statements contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference, may qualify as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward-looking statements made in good faith by SJI and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement and the accompanying prospectus, including information incorporated by reference, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were made and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; changes in business strategies; and the risks set forth under “Risk Factors” in this prospectus supplement and under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference herein, and in our other SEC filings incorporated by reference into this prospectus supplement. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus supplement. While the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.”
S-iii

Summary
The following summary should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus about our business and the offering of our Equity Units. For a more complete understanding of our Company and this offering, we encourage you to read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference into the prospectus supplement and the accompanying prospectus, carefully to understand fully our Equity Units as well as other considerations that are important in making an investment decision. You should pay special attention to the “Risk Factors” section in this prospectus supplement, page 5 of the accompanying prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference. In this summary, “SJI,” “we,” “us,” “our” and the “Company” refer only to South Jersey Industries, Inc. and any successor obligor, and not to any of its subsidiaries
South Jersey Industries
SJI, a New Jersey corporation, was formed in 1969 for the purpose of owning and holding all of the outstanding common stock of South Jersey Gas Company, a public utility, and acquiring and developing non-utility lines of business. SJI provides a variety of energy-related products and services, primarily through the following wholly-owned subsidiaries:
SJI Utilities, Inc. (“SJIU”)
SJIU is a holding company that owns SJG and ETG and, until its sale, owned ELK (each as defined below).
South Jersey Gas Company (“SJG”), a New Jersey corporation, is an operating public utility company engaged in the purchase, transmission and sale of natural gas for residential, commercial and industrial use. SJG also sells natural gas and pipeline transportation capacity (off-system sales) on a wholesale basis to various customers on the interstate pipeline system and transports natural gas purchased directly from producers or suppliers to their customers. SJG contributed approximately $108.1 million to SJI’s net income on a consolidated basis in 2020.
SJG’s service territory covers approximately 2,500 square miles in the southern part of New Jersey. It includes 113 municipalities throughout Atlantic, Cape May, Cumberland and Salem Counties and portions of Burlington, Camden and Gloucester Counties. SJG benefits from its proximity to Philadelphia, PA and Wilmington, DE on the western side of its service territory and the popular shore communities on the eastern side. Continuing expansion of SJG’s infrastructure throughout its seven-county region has fueled annual customer growth and creates opportunities for future extension into areas not yet served by natural gas.
Elizabethtown Gas Company (“ETG”) is a regulated natural gas utility which distributes natural gas in seven counties in northern and central New Jersey. ETG serves residential, business and industrial customers, with a service territory that covers the northern part of New Jersey, including municipalities throughout Union, Middlesex, Sussex, Warren, Hunterdon, Morris and Mercer Counties. ETG was founded in 1855 and is based in Union, New Jersey. ETG contributed net income of approximately $47.7 million during 2020.
Elkton Gas Company (“ELK”) is a regulated natural gas utility which distributes natural gas in northern Maryland, specifically its service territory in Elkton, Maryland. In July 2020, we completed the sale of ELK to a third-party buyer. Total consideration received was approximately $15.6 million, with working capital and other closing adjustments pending
Nonutility Operations
SJI groups its nonutility operations into two categories: Energy Group and Energy Services. Energy Group includes wholesale energy and retail electric operations. Energy Services includes on-site energy production and appliance service operations. SJI established South Jersey Energy Solutions, LLC (“SJES”) as a direct subsidiary for the purpose of serving as a holding company for all of SJI’s non-utility businesses, with the exception of SJI Midstream, LLC (“SJIM”), discussed below. Other than SJIM, the following businesses are wholly-owned subsidiaries of SJES:

Energy Group:
South Jersey Energy Company (“SJE”) provides services for the acquisition and transportation of electricity for retail end users and markets total energy management services. SJE markets electricity to residential, commercial and industrial customers. Most customers served by SJE are located within New Jersey, northwestern Pennsylvania and New England. In 2020, SJE had a net loss of approximately $1.3 million which reduced SJI’s net income on a consolidated basis by such amount.
South Jersey Resources Group, LLC (“SJRG”) markets natural gas storage, commodity and transportation assets along with fuel management services on a wholesale basis. Customers include energy marketers, electric and gas utilities, power plants and natural gas producers. SJRG’s marketing activities occur mainly in the mid-Atlantic, Appalachian and southern regions of the country.
SJRG also conducts price risk management activities by entering into a variety of physical and financial transactions including forward contracts, swap agreements, option contracts and futures contracts. In 2020, SJRG contributed approximately $25.3 million to SJI’s net income on a consolidated basis.
South Jersey Exploration, LLC (“SJEX”) owns oil, gas and mineral rights in the Marcellus Shale region of Pennsylvania. SJEX is considered part of SJI’s wholesale energy operations. In 2020, SJEX contributed approximately $0.4 million to SJI’s net income on a consolidated basis.
Energy Services:
Marina Energy, LLC (“Marina”) develops and operates on-site energy-related projects. Marina’s wholly-owned subsidiaries include AC Landfill Energy, LLC (“ACLE”), BC Landfill Energy, LLC (“BCLE”), SC Landfill Energy, LLC (“SCLE”), and SX Landfill Energy, LLC (“SXLE”), which owns and operates landfill gas-to-energy production facilities in Atlantic, Burlington, Salem and Sussex Counties, respectively, located in New Jersey. On June 1, 2020, the BCLE, SCLE, and SXLE landfill gas-to-energy production facilities ceased operations after receiving approval from their respective local governmental authorities to do so.
Marina owns four LLCs which own and operate rooftop solar generation sites located in New Jersey. All four were acquired in 2020. In 2020, SJI, through Marina, formed the Catamaran Renewables, LLC (“Catamaran”) joint venture with a third party partner. Catamaran owns 100% of Annadale Community Clean Energy Projects LLC (“Annadale”), of which Marina has a 93% ownership interest. Catamaran was formed for the purpose of developing, owning and operating renewable energy projects, and will support SJI’s commitment to clean energy initiatives. Annadale has constructed two fuel cell projects totaling 7.5 MW in Staten Island, New York which began operations in December 2020. In 2020, Marina contributed approximately $14.9 million to SJI’s net income on a consolidated basis.
South Jersey Energy Service Plus, LLC (“SJESP”) receives commissions on appliance service contracts from a third party. In 2020, SJESP contributed approximately $1.7 million to SJI’s net income on a consolidated basis.
SJI Energy Investments, LLC (“SJEI”) provides energy procurement and cost reduction services. Included within SJEI are: Applied Energy Partners, LLC, an aggregator, broker and consultant in the retail energy markets, which was acquired in August 2019, and EnerConnex, LLC (“EnerConnex”), a retail and wholesale broker and consultant that matches end users with suppliers for the procurement of natural gas and electricity, which became 100% owned in 2020. In 2020, SJEI contributed approximately $0.4 million to SJI’s net income on a consolidated basis.
Midstream:
SJI Midstream, LLC (“SJIM”) is a direct, wholly owned subsidiary of SJI and engages in midstream gas projects. SJIM owns a 20% equity investment, along with four other unrelated investors, in PennEast Pipeline Company, LLC. In 2020, Midstream contributed approximately $4.2 million to SJI’s net income on a consolidated basis.
Other:
SJI Renewable Energy Ventures, LLC and SJI RNG Devco, LLC are newly formed subsidiaries which hold the equity interest in REV LNG, LLC and the renewable natural gas development rights in certain dairy farms, respectively.

Energy & Minerals, Inc. principally manages liabilities associated with its discontinued operations of nonutility subsidiaries.
Concurrent Offering
Concurrently with the offering of the Equity Units, we are offering 362,359 of shares of our common stock, par value $1.25 per share, at a price per share of $22.25. In addition, we expect to enter into a forward sale agreement with Bank of America, N.A. with respect to 9,887,641 of shares of our common stock. This offering of Equity Units is not contingent on the concurrent offering of shares of our common stock, and the concurrent offering of shares of our common stock is not contingent upon this offering of Equity Units.
We intend to use the net proceeds from the concurrent offering of shares of our common stock (including in connection with settlement of any related forward sale agreement) for the repayment of indebtedness, capital expenditures primarily for regulated businesses, including infrastructure investments at our utility business, and general corporate purposes.
In addition, following the offering of the Equity Units, we expect to remarket our 2018 Series A 3.70% Remarketable Junior Subordinated Notes due 2031 (the “optional remarketing of 2018 RSNs”). We will not receive any proceeds from the optional remarketing of 2018 RSNs.
General
Our principal executive offices are located at 1 South Jersey Plaza, Folsom, New Jersey 08037, and our telephone number at that address is (609) 561-9000.

The Offering
In this offering summary, “SJI,” “we,” “us,” “our” and the “Company” refer only to South Jersey Industries, Inc. and any successor obligor, and not to any of its subsidiaries.
What are Equity Units?
Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 6,000,000 Corporate Units (or 6,900,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?” You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”
What are the components of a Corporate Unit?
Each Corporate Unit initially consists of a contract to purchase SJI’s common stock in the future and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of SJI’s 2021 Series B 1.65% remarketable junior subordinated notes due 2029 (the “RSNs”). The undivided beneficial ownership interest in the RSNs corresponds to $50 principal amount of the RSNs. Initially, the RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.
Upon a successful optional remarketing (as defined under “What is an optional remarketing?”), the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?” Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.
What is a purchase contract?
Each purchase contract, whether part of a Corporate Unit or Treasury Unit, that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on April 1, 2024, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.
The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:
•
if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $26.14375, the settlement rate will be 1.9125 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

•
if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $22.25, which will be the public offering price of our common stock in the concurrent common stock offering, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•
if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 2.2472 shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $26.14375 and represents appreciation of 17.5% over the reference price.
“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock for the trading days during the 20 consecutive scheduled trading-day period ending on the second scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “SJI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock.”
If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the second scheduled trading day immediately prior to the purchase contract settlement date, and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.
Can I settle the purchase contract early?
Prior to the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit will be released to you and 1.9125 shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; provided that, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 160,000 Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”
Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?
Upon a successful optional remarketing, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:
•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date; and

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the RSNs that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
What is a Treasury Unit?
A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the RSNs that secures a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on or prior to April 1, 2024 (for example, CUSIP No. 9128206W2), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.
How can I create Treasury Units from Corporate Units?
Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder’s Corporate Units. Because Treasury securities and the RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.
How can I recreate Corporate Units from Treasury Units?
Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent RSNs having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?
Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:
•	quarterly cash payments consisting of their pro rata share of interest payments on the RSNs, at the rate of 1.65% per year, and
•	quarterly contract adjustment payments at the rate of 7.10% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:
•	a termination event;
•	the purchase contract settlement date;
•	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or
•
the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”).
What payments will I be entitled to if I convert my Corporate Units to Treasury Units?
Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of 7.10% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.
Are payments subject to deferral?
We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 8.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.
If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”
In addition, prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on the RSNs for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date, as applicable. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:
(a)	the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date; or
(b)	the maturity date, in the case of a deferral period beginning after the purchase contract settlement date.
Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid.
In the event there is any deferred interest outstanding, we may not elect to conduct an optional remarketing. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the RSNs (whether or not the RSNs were remarketed in the remarketing) on the purchase contract settlement date in cash.
In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank on parity with, or junior to, the RSNs, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the RSNs, in each case, subject to the exceptions set forth under “Description of the Remarketable Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”
In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.
What are the payment dates for the Corporate Units and Treasury Units?
Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing on July 1, 2021. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date, subject to certain exceptions described herein. The “record date” means the 15th day of the calendar month immediately preceding the month in which the relevant payment date falls (whether or not a business day).
What is a remarketing?
We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the RSNs that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate RSNs”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”
Following any successful remarketing of the RSNs:
•	the interest rate on the RSNs may be reset as described below and under “When will the interest rate on the RSNs be reset and what is the reset rate?” below;
•	interest will be payable on the RSNs semi-annually on April 1 and October 1 of each year;
•
the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the RSNs; and

•
we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?”
During the applicable blackout period relating to a remarketing:
•	you may not settle a purchase contract early;
•	you may not create Treasury Units; and
•	you may not recreate Corporate Units from Treasury Units.
We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.
What is an optional remarketing?
Unless a termination event has occurred, we may elect, at our option, to remarket the RSNs over a period selected by us that begins on or after December 28, 2023 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before March 14, 2024 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate of the price of the Treasury portfolio described above under “What is the Treasury portfolio?” which we refer to as the “Treasury portfolio purchase price,” and the separate RSNs purchase price as defined under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or “DTC”, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.
We may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs.
An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units on the optional remarketing settlement date. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.
Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the

RSNs as a component of the Corporate Units, and the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portion of the Treasury portfolio described in the second bullet under “What is the Treasury portfolio?” which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the RSNs that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.
If we elect to conduct an optional remarketing and that remarketing is successful:
•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York City time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•	the interest rate on the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date;
•	the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above will become effective;
•
after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.
If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under “What is a final remarketing?” below.
At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.
What is a final remarketing?
Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, March 28, 2024 (the second business day immediately preceding the purchase contract settlement date). We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on the RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the purchase contract settlement date.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.
What happens if the RSNs are not successfully remarketed?
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the RSNs underlying such Corporate Units will be delivered to us and cancelled.
Do I have to participate in the remarketing?
No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”
Which provisions will govern the RSNs following the remarketing?
The remarketed RSNs will be governed by the indenture under which they were issued as part of the Corporate Units. However, following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable semi-annually and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “What is a remarketing?” above.
If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?
Yes. If you hold separate RSNs, you may elect to have your RSNs remarketed by the remarketing agent along with the RSNs underlying the Corporate Units as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?
You may satisfy your obligation under the purchase contracts as follows:
•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;
•	on the purchase contract settlement date if you own Corporate Units:
•
through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the principal amount of the RSNs underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•
in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the RSNs if the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•
through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the RSNs are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities.
In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”
If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date.
If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”
What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?
Subject to any deferral as described in “Are payments subject to deferral?” above, the RSNs will bear interest at the rate of 1.65% per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each RSN will be payable at the relevant reset rate (as defined under “When will the interest rate on the RSNs be reset and what is the reset rate?”), or if the interest rate has not been reset, at the initial interest rate of 1.65% per year. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually. See “What is a remarketing?” above.

When will the interest rate on the RSNs be reset and what is the reset rate?
The interest rate on the RSNs may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?” The “reset rate” will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing agent to remarket the RSNs on the remarketing date for a price of at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate may be higher or lower than the initial interest rate on the RSNs depending on the results of the remarketing and market conditions at that time. The interest rate on the RSNs will not be reset if there is not a successful remarketing and the RSNs will continue to bear interest at the initial interest rate. The reset rate will not exceed the maximum rate permitted by applicable law.
When may the RSNs be redeemed?
We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after April 1, 2026 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.
What happens if there is early settlement upon a fundamental change?
If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 20th business day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”
A “fundamental change” means (1) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock; (2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; (3) our common stock ceases to be listed on at least one of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); or (4) our shareholders approve our liquidation, dissolution or termination. For the avoidance of doubt, if we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock) that also constitutes a transaction described in clause (1) of the “fundamental change” definition, the determination of whether such consolidation, merger or other similar transaction or series of related transactions constitutes a “fundamental change” shall be governed solely by clause (2)(A) of the “fundamental change” definition.
We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within 10 business days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of the notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second business day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.
If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.
We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the second business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant “stock price.”
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 160,000 Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
What is the ranking of the RSNs?
The RSNs will be subordinated to all of our existing and future Priority Indebtedness. The RSNs will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The RSNs will rank on parity with our 2018 Series A 3.70% Remarketable Junior Subordinated Notes due 2031 (the “2018 RSNs”). See “Description of the Remarketable Junior Subordinated Notes—Subordination.”
How will the RSNs be evidenced?
The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.
In a few special situations described in “Description of the Remarketable Junior Subordinated Notes—Book Entry Issuance—The Depository Trust Company,” a book-entry security representing the RSNs will terminate and interests in it will be exchanged for physical certificates representing the RSNs.
What are the U.S. federal income tax consequences related to the Equity Units and RSNs?
The Internal Revenue Service (the “IRS”) has issued a ruling addressing the treatment of units similar to the Equity Units. In that ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units differ in some respects from the terms of the units addressed by the IRS in the ruling, and there is no statutory, judicial or administrative authority directly addressing the treatment of instruments with substantially identical terms as the Equity Units. Accordingly, no assurance can be given that the conclusions in the ruling apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, we cannot assure you that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes.
Although the matter is not free from doubt, based on the IRS ruling noted above, the facts contained in this prospectus supplement and other relevant documents, the terms of the relevant documents and certain assumptions and representations, a beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the RSNs and $0 to the purchase contract.
We intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under this treatment, you will be required to take into account interest payments on the RSNs at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs. and therefore the U.S. federal income tax treatment of the RSNs is unclear. Under possible alternative characterizations of the RSNs, you may be required to accrue interest income in amounts that exceed the stated interest on the RSNs and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN. See “Material United States Federal Income Tax Considerations—U.S. Holders—The RSNs—Possible Alternative Characterizations.”

If the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, “original issue discount” or acquisition discount (as described under “Material United States Federal Income Tax Considerations”) on the applicable ownership interest in the Treasury portfolio.
We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material United States Federal Income Tax Considerations”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income Tax Considerations”) as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.
For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see “Material United States Federal Income Tax Considerations.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).
Are there limitations on the purchase, holding or disposition of the Equity Units with assets of, or on behalf of, an employee benefit plan or other benefit plan investor?
Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and other federal, state, local or non-U.S. laws that are substantively similar or are of similar effect (“Similar Laws”) to such provisions of ERISA or the Code may impose restrictions on the purchase, holding and disposition of Equity Units (and the securities underlying the Equity Units) by employee benefit plans or other benefit plan investors that are subject to those laws. Equity Units (and the securities underlying the Equity Units) may be purchased with assets of, or on behalf of, an employee benefit plan or other benefit plan investor subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or Similar Laws (as applicable). An investing fiduciary that proposes to cause an employee benefit plan or other benefit plan investor, or to act on behalf of an employee benefit plan or other benefit plan investor, to purchase Equity Units (and the securities underlying the Equity Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or Similar Laws to such investment, the potential consequences of such investment in light of its specific circumstances, and whether any prohibited transaction exemption or exemptions would be necessary and available and should determine on its own whether all conditions of such exemption or exemptions have been satisfied with respect to transactions involving the Equity Units (and the securities underlying the Equity Units). See “ERISA Considerations.”
What are the uses of proceeds from the offering?
We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $290.7 million (approximately $334.4 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses.
In addition, we estimate that we will receive net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $7.48 million from our sale of common stock in the concurrent common stock offering (approximately $40.49 million if the underwriters of such offering exercise in full their option to purchase additional shares of common stock). We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward seller (which shares relate to the forward sale agreement between SJI and Bank of America, N.A.) in the concurrent common stock offering, unless an event occurs that requires us to sell our common stock to the underwriters in the concurrent common stock offering in lieu of the forward seller selling our common stock to such underwriters or such underwriters’ option to purchase additional shares of our common stock is exercised and we elect to sell the additional shares of our common stock covered by such option to such underwriters rather than requiring the forward seller in the concurrent common stock offering to borrow and sell such additional shares of our common stock to such underwriters. The concurrent common stock offering is not contingent on the completion of this offering and this offering is not contingent on the completion of the concurrent common stock offering.

We intend to use the net proceeds from this offering, together with the proceeds from the concurrent offering of common stock (including in connection with settlement of any related forward sale agreement), for repayment of indebtedness, capital expenditures primarily for regulated businesses, including infrastructure investments at our utility business and general corporate purposes.
However, the consummation of this offering is not conditioned on the concurrent common stock offering. See “Use of Proceeds” in this prospectus supplement.
What are the risks relating to the Equity Units?
See “Risk Factors” on page S-30 of this prospectus supplement and on page 2 of the accompanying prospectus and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, before you make an investment decision pursuant to this prospectus supplement and the accompanying base prospectus.

The Offering—Explanatory Diagrams
The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.
Corporate Units
A Corporate Unit consists of two components as described below:

Purchase Contract	1/20 Ownership Interest in RSN[(2)]
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (April 1, 2024) + Contract Adjustment Payments 7.10% per annum paid quarterly[(1)]	(Owed to Holder) Interest 1.65% per annum paid quarterly[(3)] (following a successful remarketing, interest will be payable semi-annually)
(Owed to SJI) $50 at Purchase Contract Settlement Date (April 1, 2024)	(Owed to Holder) $50 at Maturity (April 1, 2029)[(4)]

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.
(2)	Each owner of an undivided beneficial ownership interest in RSNs will be entitled to 1/20, or 5%, of each interest payment paid in respect of a $1,000 principal amount RSN.
(3)
Interest payments may be deferred as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” below. In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(4)
RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in RSNs represents a 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.
If the Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.

Treasury Units
A Treasury Unit consists of two components as described below:(1)

Purchase Contract	**1/20 Ownership Interest in Treasury Security**
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (April 1, 2024) + Contract Adjustment Payments 7.10% per annum paid quarterly(2)	
(Owed to SJI) $50 at Purchase Contract Settlement Date (April 1, 2024)	(Owed to Holder) $50 at Maturity (on or prior to April 1, 2024)

(1)
Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the RSNs held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.
The holder of a Treasury Unit owns the 1/20, or 5%, undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract
Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)	The “reference price” is $22.25. which will be the public offering price of our common stock in the concurrent common stock offering.
(2)
The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $26.14375 and represents appreciation of 17.5% over the reference price.

(3)	If the applicable market value of our common stock is less than or equal to the reference price of $22.25, 2.2472 shares of our common stock (subject to adjustment).
(4)
If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $26.14375, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be 1.9125 shares (subject to adjustment).

(6)
The “applicable market value” means the average VWAP of our common stock for the trading days during the 20 consecutive scheduled trading-day period ending on the second scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The RSNs
The RSNs have the terms described below:

(1)
Interest payments may be deferred as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing.” In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(2)
Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and RSNs

(1)
Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN having a principal amount of $1,000.

(2)
RSNs will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

(3)
Interest payments may be deferred as described in this prospectus supplement and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments.” In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments.”
The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate RSN.
•	Because the RSNs and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.
•
To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and an RSN having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to April 1, 2024.

•
The RSN, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.
•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.
•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.
•
Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and an RSN having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline
The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.
Date	Event
December 20, 2023 (five business days prior to the first day of the optional remarketing period)
We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.

December 26, 2023 (two business days prior to the beginning of the optional remarketing period)
Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.

December 28, 2023 to March 14, 2024	Optional remarketing period:
•
if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the second business day following the optional remarketing date (unless the remarketed RSNs are priced after 4:30 p.m. New York City time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date); and

• if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

No later than March 15, 2024 (seven calendar days prior to the first day of the final remarketing period)
If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

March 15, 2024 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.

March 20, 2024 (two business days prior to the first day of the final remarketing period)	Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;
Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract

Date	Event
settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and

Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

March 21, 2024 (one business day prior to the first day of the final remarketing period)
Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

March 22, 2024 to March 28, 2024 (final remarketing period)
If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

March 28, 2024 (two business days prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date.

March 29, 2024 (one business day prior to the purchase contract settlement date)
If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

April 1, 2024 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

Summary Consolidated Financial Information
The following table sets forth selected consolidated financial information for us. The summary consolidated financial data has been derived from our audited consolidated financial statements and related notes for the three years ended December 31, 2020, 2019 and 2018 contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated in this prospectus supplement by reference. The summary financial information should be read in conjunction with the audited consolidated financial statements described above and the related notes. Our historical financial data may not be indicative of the results of operations or financial position to be expected in the future.
(In thousands except for per share data)	Historical South Jersey Industries, Inc.
	Year ended December 31,
	2020	2019	2018
Statements of consolidated income and statements of consolidated cash flows data:
Total Operating Revenues	$1,541,383	$1,628,626	$1,641,338
Total Operating Expenses	1,259,161	1,427,421	1,540,593
Operating Income	282,222	201,205	100,745
Income from Continuing Operations	157,297	77,189	17,903
Net Income	157,042	76,917	17,663
Basic Earnings (Loss) per Common Share	1.62	0.84	0.21
Diluted Earnings per Common Share	1.62	0.84	0.21
Capital Expenditures	(486,451)	(504,212)	(341,120)
Consolidated operating data:
Economic Earnings(1)	$162,959	$103,040	$116,234
Economic Earnings per Share	$1.68	$1.12	$1.38
(1)
We define Economic Earnings as: Income from Continuing Operations, (i) less the change in unrealized gains and plus the change in unrealized losses on non-utility derivative transactions; (ii) less income and plus losses attributable to noncontrolling interest; and (iii) less the impact of transactions, contractual arrangements or other events where management believes period to period comparisons of SJI’s operations could be difficult or potentially confusing. With respect to part (iii) of the definition of Economic Earnings, items excluded from Economic Earnings for the years ended December 31, 2020, 2019 and 2018 include impairment charges; the impact of pricing disputes with third parties; costs to acquire ETG and ELK; costs incurred and gains recognized on the acquisitions of Annadale (fuel cell projects) and EnerConnex; costs to prepare to exit the transaction service agreement (“TSA”); costs incurred and gains/losses recognized on sales of solar, Marina Thermal Facility (“MTF”) and ACB Energy Partners, LLC (“ACB”), ELK and SJE’s retail gas business; costs incurred to cease operations at three landfill gas-to-energy production facilities; customer credits related to the acquisition of ETG and ELK; Early Retirement Incentive Program (“ERIP”) costs; severance and other employee separation costs; and additional tax adjustments including a state deferred valuation allowance and a one-time tax expense resulting from SJG’s Stipulation of Settlement with the New Jersey Board of Public Utilities (“BPU”). See (A)-(H) in the table below.

Economic Earnings is a significant financial measure used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, as well as the impact of contractual arrangements and other events that management believes make period to period comparisons of SJI’s operations difficult or potentially confusing. Management uses Economic Earnings to manage its business and to determine such items as incentive/compensation arrangements and allocation of resources. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction. Economic Earnings for 2020 increased $59.9 million, or 58.2%, to $163.0 million compared to 2019. The significant drivers for the overall change were as follows (all numbers in the bullet points below are presented after-tax):
•
The Economic Earnings contribution from gas utility operations at SJG increased $21.9 million to $109.3 million, primarily due to an increase in base rates as the BPU approved the settlement of SJG’s rate case petition in September 2020, along with customer growth and the roll-in to rates of infrastructure program investments. SJG’s utility margin also increased from its Conservation Incentive

Program (“CIP”) mechanism as discussed in “Utility Margin—SJG Utility Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement. These were partially offset with increases in depreciation and maintenance expenses.
•
The Economic Earnings contribution from on-site energy production at Marina increased $18.1 million to $15.7 million, primarily due to Investment Tax Credit (“ITC”) recorded on assets of recently acquired fuel cell and solar projects. These were partially offset with depreciation recorded on solar projects previously held for sale and the impact of less earnings from MTF/ACB due to its sale in February 2020 (see Note 1 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement).

•
The Economic Earnings contribution from the wholesale energy operations at SJRG increased $16.0 million to $24.8 million, primarily due to higher margins on daily energy trading activities, along with a refund received from a third party supplier as discussed in Note 1 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement.

•
The Economic Earnings contribution from gas utility operations at ETG increased $13.5 million to $47.7 million, primarily due to positive margins due to favorable changes in base rates resulting from the completion of ETG’s rate case in November 2019 (see Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement), along with customer growth and lower maintenance expenses. This was partially offset with higher operations and depreciation expenses.

•
Partially offsetting the above items is a $7.3 million increase in financing and interest costs at the SJI level (i.e. excluding SJG and ETG, as these are included in the Economic Earnings contributions noted above) during 2020 compared to 2019. These were primarily due to interest incurred on higher amounts of long-term debt outstanding, along with expenses incurred to terminate SJI’s interest rate swaps (see Note 16 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement).

The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share (in thousands, except per share data):
	Historical South Jersey Industries, Inc.
	Year ended December 31,
	2020	2019	2018
Income from Continuing Operations	$157,297	$77,189	$17,903
Minus/Plus:
Unrealized Mark-to-Market Losses/(Gains) on Derivatives*	(5,145)	14,546	(35,846)
Loss Attributable to Noncontrolling Interest	42	—	—
Loss on Property, Plant and Equipment(A)	—	10,745	105,280
Net Losses from Legal Proceedings in a Pricing Dispute(B)	—	2,366	5,910
Acquisition/Sale Costs(C)	2,174	3,468	34,674
Customer Credits(D)	—	—	15,333
ERIP and Other Postretirement Benefits (“OPEB”)(E)	—	—	6,733
Other Costs(F)	1,983	4,179	—
Income Taxes(G)	527	(9,423)	(33,753)
Additional Tax Adjustments(H)	6,081	—	—
Economic Earnings	$162,959	$103,040	$116,234

	Historical South Jersey Industries, Inc.
	Year ended December 31,
	2020	2019	2018
Earnings (Loss) per Share from Continuing Operations	$1.62	$0.84	$0.21
Minus/Plus:
Unrealized Mark-to-Market Losses/(Gains) on Derivatives	(0.05)	0.16	(0.42)
Loss on Property, Plant and Equipment(A)	—	0.12	1.24
Net Losses from Legal Proceedings in a Pricing Dispute(B)	—	0.02	0.07
Acquisition/Sale Costs(C)	0.02	0.04	0.41
Customer Credits(D)	—	—	0.18
ERIP and OPEB(E)	—	—	0.08
Other Costs(F)	0.02	0.04	—
Income Taxes(G)	0.01	(0.10)	(0.39)
Additional Tax Adjustments(H)	0.06	—	—
Economic Earnings per Share	$1.68	$1.12	$1.38
The following table presents a reconciliation of SJG's income from continuing operations to Economic Earnings:
	2020	2019	2018
Income from Continuing Operations	$108,059	$87,394	$82,949
Plus:
Additional Tax Adjustments(H)	1,214	—	—
Economic Earnings	$109,273	$87,394	$82,949
(A)
Represents impairment charges taken as follows: in 2019 on solar generating facilities along with the agreement to sell MTF and ACB, which were both driven by the expected purchase prices being less than the carrying value of the assets; and in 2018 on solar generating facilities, which was also primarily driven by the purchase price in the agreement to sell solar assets being less than the carrying amount of the assets, along with Landfill Gas-to-Energy (“LFGTE”) assets, which was primarily driven by the remaining carrying value of these assets no longer being recoverable.

(B)
Represents net losses, including interest, legal fees and the realized difference in the market value of the commodity (including financial hedges) resulting from a ruling in a legal proceeding related to a pricing dispute between SJI and a gas supplier that began in October 2014.

(C)	Represents the following:
•	Costs incurred in 2020 to acquire EnerConnex, Annadale, and four solar limited liability companies.
•	Gain recorded in 2020 on the step-acquisition of EnerConnex.
•	Costs incurred and gains/losses recognized in 2020 on the sales of MTF/ACB and ELK.
•
Costs incurred and gains recognized in all three periods on the sale of certain solar assets included in Assets Held for Sale in previous periods. The gains pertain to those projects that were not impaired in previous periods.

•	Costs incurred in 2018 on the agreement to acquire the assets of ETG and ELK, and costs incurred in 2019/2020 to prepare to exit the transaction services agreement.
•	Costs incurred in 2018 on the sale of the retail gas business of SJE.
(D)	Represents credits to ETG and ELK customers that were required as part of the ETG/ELK Acquisition.
(E)	Represents costs incurred on the Company’s ERIP as well as the benefit of amending the Company’s OPEB.
(F)	Represents severance and other employee separation costs, along with costs incurred to cease operations at three landfill gas-to-energy production facilities.
(G)	The income taxes on (A) through (F) above are determined using a combined average statutory tax rate applicable to each period presented.
(H)	Represents additional tax adjustments, primarily including a state deferred tax valuation allowance at SJI, and a one-time tax expense resulting from SJG’s Stipulation of Settlement with the BPU.

	Historical South Jersey Industries, Inc.
	As of December 31,
(In thousands)	2020	2019
Consolidated balance sheets data:
Total assets	$6,689,148	$6,365,340
Long-term debt	2,776,400	2,070,086
Total equity	1,666,876	1,423,785
	Historical South Jersey Industries, Inc.
	Year ended December 31,
(In thousands)	2020	2019	2018
Operating Revenues:
SJI Utilities:
SJG Utility Operations	$571,787	569,226	548,000
ETG Utility Operations	349,392	325,133	125,604
ELK Utility Operations	4,793	7,949	3,302
Subtotal SJI Utilities	925,972	902,308	676,906
Energy Group:
Wholesale Energy Operations	571,590	607,093	636,005
Retail Gas and Other Operations	—	—	101,543
Retail Electric Operations	34,005	81,193	176,945
Subtotal Energy Group	605,595	688,286	914,493
Energy Services:
On-Site Energy Production	15,617	48,748	72,374
Appliance Service Operations	1,978	2,042	1,957
Subtotal Energy Services	17,595	50,790	74,331
Corporate & Services	56,690	44,511	51,000
Subtotal	1,605,852	1,685,895	1,716,730
Intersegment Sales	(64,469)	(57,269)	(75,392)
Total Operating Revenues	$1,541,383	$1,628,626	$1,641,338

Risk Factors
In considering whether to invest in our Equity Units, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.
The Corporate Units consist of a purchase contract to acquire our common stock and an interest in RSNs issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the RSNs; you would be making an investment decision with respect to our common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities.
Risks Related to Investing in the Equity Units
You assume the risk that the market value of our common stock may decline.
The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock for the trading days during the 20 consecutive scheduled trading-day period ending on the second scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. We cannot assure you that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $22.25, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.
In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock for the trading days during the 20 consecutive scheduled trading-day period ending on the second scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days.
The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.
Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of 17.5% over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 85% of the value of the shares of common stock you could have purchased with $50.00 at the public offering price of our common stock in the concurrent common stock offering.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.
The trading prices of Corporate Units, which we intend to apply to list on the NYSE, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as under “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, RSNs and our common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.
The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.
If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the 20th business day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $150.00 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.
In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.
The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.
The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, third-party tender and exchange offers and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units, See “Description of the Purchase Contracts—Anti-dilution Adjustments.” We cannot assure you that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, we are offering shares of common stock in the concurrent common stock offering and, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.
The secondary market for the Corporate Units, Treasury Units or RSNs may be illiquid.
It is not possible to predict how Corporate Units, Treasury Units or RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or RSNs. We intend to apply to list the Corporate Units on the NYSE and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. We will not list the Treasury Units or the RSNs on any exchange or quotation system. We cannot assure you as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. We cannot assure you that the Corporate Units, if approved for listing, will not be de-listed from the NYSE or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the NYSE.
Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.
Although you will be the beneficial owner of the undivided beneficial ownership interests in RSNs, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first bullet under “Prospectus Supplement Summary—The Offering—What is the Treasury portfolio?” as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of, among other things, the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.
Upon a successful remarketing of the RSNs, the terms of your RSNs will be modified even if you elect not to participate in the remarketing.
When we attempt to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.” If the remarketing is successful, the modified terms will apply to all the RSNs, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever we remarket the RSNs, we will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on the RSNs may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.
The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement, the purchase contracts or the purchase contract agent. The RSNs constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in RSNs included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:
•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;
•
provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.
The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.
The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on the RSNs.
You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.
The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
The indenture under which the RSNs will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.
Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Priority Indebtedness, under the indenture pursuant to which the RSNs will be issued. As of December 31, 2020, we had approximately $2.5 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. The RSNs will rank on parity with the 2018 RSNs. Other than the 2018 RSNs, we do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs. If we incur additional debt or liabilities, our ability to pay our obligations on the RSNs could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Remarketable Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

There are no financial covenants in the indenture, and there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction.
The RSNs and the contract adjustment payments are subordinated to our existing and future Priority Indebtedness and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.
The RSNs and the contract adjustment payments will be obligations exclusively of SJI and will not be guaranteed by any of our subsidiaries. The RSNs and contract adjustment payments are subordinated to our existing and future Priority Indebtedness (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”) and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the RSNs will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.
As of December 31, 2020, we had approximately $2.5 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. The RSNs will rank on parity with the 2018 RSNs. Other than the 2018 RSNs, we do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.
Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to regulatory, statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. See “Price Range of Our Common Stock” and “Dividend Policy.” Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
Regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.
We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.
We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading price of the Equity Units.
We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the

Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.
If we exercise our right to defer interest payments on the RSNs, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected.
Prior to any successful remarketing of the RSNs, we may at our option defer interest payments on the RSNs for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” below), holders of the RSNs will receive no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for non-payment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate RSNs may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.
Because the Corporate Units and the Treasury Units will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Corporate Units and the Treasury Units and exercise their rights and remedies.
We will initially issue the Corporate Units and the Treasury Units in the form of one or more global security certificates registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global security certificates will be shown on, and transfers of global security certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue definitive certificates evidencing the Corporate Units or the Treasury Units. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.” Accordingly, if you own a beneficial interest in a global security certificate, then you will not be considered an owner or holder of the Corporate Units or the Treasury Units. Instead, DTC or its nominee will be the sole holder of global security certificates. Unlike persons who have definitive certificates evidencing the Corporate Units or the Treasury Units registered in their names, owners of beneficial interests in global security certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global security certificates to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Corporate Units and the Treasury Units will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.
You may have to include interest in your taxable income before you receive cash.
If we exercise our right to defer interest payments on the RSNs, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes in respect of your RSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Material United States Federal Income Tax Considerations—U.S. Holders—The RSNs.”
Other tax treatments of the RSNs are possible.
We intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under this treatment, except as described above, you will be required to take into account interest payments on the RSNs at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, alternative characterizations of the RSNs are possible. For example, the RSNs could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on the RSNs, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN as ordinary income. See “Material United States Federal Income Tax Considerations—U.S. Holders—The RSNs—Possible Alternative Characterizations.”
The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.
The IRS has issued a ruling addressing the treatment of units similar to the Equity Units, In that ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units differ in some respects from the terms of the units addressed by the IRS in the ruling, and there is no statutory, judicial or administrative authority directly addressing the treatment of instruments with substantially identical terms as the Equity Units. Accordingly, no assurance can be given that the conclusions in the ruling apply to the Equity Units. As a result, the U.S. federal income tax consequences of the ownership and disposition of the Equity Units are not entirely clear. In addition, we cannot assure you that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See “Material United States Federal Income Tax Considerations.”
Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.
For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed distribution to you even though you do not actually receive any cash or other property in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material United States Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. See “Material United States Federal Income Tax Considerations—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders—Dividends.”
We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.
We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material United States Federal Income Tax Considerations”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income Tax Considerations”) as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material United States Federal Income Tax Considerations—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders—Contract Adjustment Payments.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.
Non-U.S. holders may be subject to U.S. federal income tax in connection with a sale, exchange or other disposition of the purchase contracts or our common stock.
We believe that we may have been, may currently be, or may become, a U.S. real property holding company. As a result, non-U.S. holders of the purchase contracts or our common stock may be subject to United

States federal income and withholding tax in respect of payments in connection with a sale, exchange or other disposition of the purchase contracts or our common stock and would be required to file a U.S. tax return in that event with respect to any such gain. Certain exceptions to this tax may apply to certain holders if our common stock or the purchase contracts are regularly traded on an established securities market, as discussed in “Material United States Federal Income Tax Considerations—Non-U.S. Holders—Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock.” We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. We do not know if the purchase contracts will be regularly traded on an established securities market. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.
Risks Related to Our Common Stock
The market price of our common stock may fluctuate significantly, and shares of our common stock may trade at prices below the price at which you purchased them.
The market price of our common stock following this offering may fluctuate significantly as a result of many factors, including, but not limited to:
•	energy prices or expected energy prices;
•	environmental costs, liabilities or initiatives;
•	regulatory changes;
•	weather and seasonal fluctuations in demand for natural gas and electricity;
•	adverse outcomes from litigation or government, regulatory or internal investigations;
•	changes in financial estimates and recommendations by securities analysts;
•	operating and stock price performance of other companies that investors may deem comparable;
•	changes in our credit rating;
•	quarterly or other periodic variations in operating results;
•	sales of stock by insiders;
•	general economic conditions;
•	natural disasters, terrorist attacks and pandemics; and
•	limitations on our ability to repurchase our common stock.
Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, shares of our common stock may trade at prices significantly below the price at which you purchased them. In addition, security holders often institute class action litigation following periods of volatility in the price of a company’s securities. If the market value of our common stock experiences adverse fluctuations and we become a party to this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to be adversely affected.
Future sales of our shares of common stock or preference stock could adversely affect the market price of our common stock.
Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing shareholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing shareholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate. We may also raise capital by issuing preference stock that has dividend, voting, liquidation or other rights and preferences that are senior to our common stock. The preference stock may also be convertible into shares of our common stock, which may dilute the value of our common stock. Our board has the authority to issue preference stock without seeking shareholder approval. See “Description of Capital Stock” in the accompanying prospectus.

The market price of our common stock may be affected by coverage by securities analysts.
The trading of our common stock is influenced by the reports and research that industry or securities analysts publish about us or our business. If analysts stop covering us, or if too few analysts cover us, the market price of our common stock could decrease. If one or more of the analysts who cover us downgrade our stock, the market price of our common stock also could decrease. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our common stock to decline.
We may not be able to continue paying a regular dividend and the failure to do so could adversely affect the market price of our common stock.
Our ability to continue paying regular dividends is based on many factors, including the success of our operations, the level of demand for natural gas and electricity, energy prices, changes in utility, environmental and other regulations and our liquidity needs, which may vary substantially from our estimates. Many of these factors are beyond our control and a change in any of these factors could affect our ability to pay or maintain payment of dividends. In addition, terms of our revolving credit facilities limit our ability to pay dividends to shareholders. Any additional debt we incur may contain similar restrictions, and the resulting increase in our level of indebtedness may limit our ability to pay dividends under our existing revolving credit facilities. Our failure to continue paying regular dividends could adversely affect the market price of our common stock.
Non-U.S. holders may be subject to U.S. federal income tax on gain realized on the sale or disposition of shares of our common stock.
Because of our overall mix of assets, it is possible that we are or will become a “United States real property holding corporation” (which we refer to as “USRPHC”) for United States federal income tax purposes. If we are or if we become a USRPHC, so long as our common stock is regularly traded on an established securities market, such stock will be treated as a United States real property interest (“USRPI”) only with respect to a non-U.S. holder that actually or constructively holds more than five percent of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. No assurance can be given that our common stock will remain regularly traded in the future. If our stock is treated as a USRPI, a non-U.S. holder would be subject to regular United States federal income tax with respect to any gain on such stock in the same manner as a taxable U.S. holder. In addition, if our common stock is no longer regularly traded, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service (“IRS”) 15% of the purchase price unless an exception applies. A non-U.S. holder also would be required to file a U.S. federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to U.S. federal income tax.
Non-U.S. holders should consult their tax advisors concerning the consequences of disposing of shares of our common stock.
The common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.
Shares of the common stock are equity interests in SJI and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on SJI, as wells as claims of any holders of preferred securities of our subsidiaries, with respect to assets available to satisfy claims on SJI, including in a liquidation of SJI. Additionally, our Board of Directors, and the Boards of Directors of our subsidiaries, are authorized to issue series of preferred stock without any action on the part of shareholders of our common stock. Holders of our common stock are subject to the prior dividend, liquidation preferences, terms of redemption, conversion rights and voting rights, if any, of any holders of our preferred stock or depositary shares representing such preferred stock or preferred stock of our subsidiaries then outstanding. We are also considering joint ventures or other strategic partnerships at the subsidiary level.

Use of Proceeds
We estimate that we will receive net proceeds of approximately $290.7 million from the sale of our Equity Units in this offering after deducting the underwriting discounts and commissions and estimated offering expenses. We estimate that we will receive net proceeds of approximately $334.4 million if the underwriters exercise in full their over-allotment option to purchase up to 900,000 additional Equity Units.
In addition, we estimate that we will receive net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $7.48 million, from our concurrent common stock offering (or approximately $40.49 million if the underwriters of such offering exercise in full their option to purchase additional shares of common stock). We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward seller (which shares relate to the forward sale agreement between SJI and Bank of America, N.A.) in the concurrent common stock offering, unless an event occurs that requires us to sell our common stock to the underwriters in the concurrent common stock offering in lieu of the forward seller selling our common stock to such underwriters or such underwriters’ option to purchase additional shares of our common stock is exercised and we elect to sell the additional shares of our common stock covered by such option to such underwriters rather than requiring the forward seller in the concurrent common stock offering to borrow and sell such additional shares of our common stock to such underwriters. The concurrent common stock offering is not contingent on the completion of this offering and this offering is not contingent on the completion of the concurrent common stock offering.
We intend to use the net proceeds from this offering, together with the proceeds from the concurrent offering of common stock (including in connection with settlement of any related forward sale agreement), for repayment of indebtedness, capital expenditures primarily for regulated businesses, including infrastructure investments at our utility business, and general corporate purposes.

Capitalization
The following table presents our capitalization on:
•	an actual basis as of December 31, 2020;
•	on an adjusted basis as of December 31, 2020 to give effect to this offering; and
•	on a further adjusted basis as of December 31, 2020 to give effect to the concurrent offerings.
You should read the information below in conjunction with the section entitled “Use of Proceeds,” the consolidated financial statements and related notes incorporated by reference herein and the other financial information included or incorporated by reference in this prospectus supplement or the accompanying prospectus.
December 31, 2020 (in thousands)	Actual	As Adjusted	As Further Adjusted
2018 Series A 3.70% Junior Subordinated Notes due 2031	$287,500	$287,500	$287,500
2021 Series B 1.65% Remarketable Junior Subordinated Notes due 2029	—	291,000	291,000
Other long-term debt(1)	2,631,701	2,631,701	2,631,701
Total long-term debt	2,919,201	3,210,201	3,210,201
Shareholders’ equity(2):
Common Stock: Par Value $1.25 per share; Authorized Shares: 220,000,000 shares; Outstanding Shares: 100,591,940	125,740	125,740	138,553
Premium on common stock	1,218,000	1,218,000	1,425,268
Treasury stock (at par)	(321)	(321)	(321)
Accumulated other comprehensive loss	(38,216)	(38,216)	(38,216)
Retained earnings	355,678	355,678	355,678
Total South Jersey Industries, Inc. Equity	1,660,881	1,660,881	1,880,961
Noncontrolling Interest	5,995	5,995	5,995
Total equity	1,666,876	1,666,876	1,886,956
Total capitalization	$4,443,276	$4,734,276	$4,954,356
(1)	Including $142,801,000 in current portion of long-term debt.
(2)
Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement (i) excludes 42,515 shares of treasury stock; (ii) excludes approximately 1,927,274 shares of common stock issuable upon the exercise of outstanding restricted stock awards or reserved for issuance pursuant to future grants of awards under our equity compensation plans; and (iii) excludes any shares of common stock that will be issuable upon settlement of the purchase contracts comprising a part of the Equity Units.

Description of the Equity Units
In this Description of the Equity Units, “SJI,” “we,” “us,” “our” and the “Company” refer only to South Jersey Industries, Inc. and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Junior Subordinated Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”), the second supplemental indenture (as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”), the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.
General
We will issue the Equity Units under the purchase contract and pledge agreement among us and U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 6,000,000 Corporate Units (or 6,900,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.
Each Corporate Unit offered will consist of:
•	a purchase contract under which:
•
the holder will agree to purchase from us, and we will agree to sell to the holder, on April 1, 2024 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 7.10% per year on the stated amount of $50, or $3.55 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:
•
a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount 2021 Series B 1.65% remarketable junior subordinated notes due 2029 issued by us, and under which we will pay to the holder 1/20, or 5%, of the interest payment on a $1,000 principal amount RSN at the initial rate of 1.65%, or $16.50 per year per $1,000 principal amount of RSNs, subject to our right to defer such interest payments as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments”; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,
(1)
a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2)
for the scheduled interest payment occurring on the purchase contract settlement date, a 0.020625% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the RSN or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for an RSN
Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for an RSN a zero-coupon U.S. Treasury security (for example, CUSIP No. 9128206W2) with a principal amount at maturity equal to $1,000 and maturing on or prior to April 1, 2024, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the RSN would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.
Each Treasury Unit will consist of:
•	a purchase contract under which:
•
the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 7.10% per year on the stated amount of $50, or $3.55 per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security.
The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.
The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.
To create 20 Treasury Units, a holder is required to:
•
deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and directing that the purchase contract agent instruct the collateral agent to release the related RSN.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related RSN from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will (in accordance with instructions provided for in the aforementioned notice from the holders):
•	cancel the 20 Corporate Units;
•	transfer the related RSN to the holder; and
•	deliver 20 Treasury Units to the holder.
The Treasury security will be substituted for the RSN and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The RSN thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Recreating Corporate Units
Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent an RSN having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.
To recreate 20 Corporate Units, a holder is required to:
•
deposit with the collateral agent an RSN having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited an RSN having a principal amount of $1,000 with the collateral agent and directing that the purchase contract agent instruct the collateral agent to release the related Treasury security and to instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest.

Upon receiving instructions from the purchase contract agent and receipt of the RSN having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:
•	cancel the 20 Treasury Units;
•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.
The $1,000 principal amount RSN will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Payments on the Equity Units
Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 7.10% per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on July 1, 2021. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 1.65% per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs.
We have the right to defer payment of quarterly contract adjustment payments and of interest on the RSNs as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments,” respectively.
Listing
We intend to apply to list the Corporate Units on the NYSE and expect trading to commence within 30 days of the initial issuance of the Corporate Units. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for an RSN” or “—Recreating Corporate Units,” neither the RSN or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSN or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. We will not list the Treasury Units or the RSNs on any exchange or quotation system.
Ranking
The RSNs, which are included in the Equity Units, will be our junior subordinated obligations, subordinated to our existing and future Priority Indebtedness (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”). The RSNs will be issued under the subordinated indenture and the second supplemental indenture (each as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”).

In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Priority Indebtedness (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”).
The RSNs and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.
Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to regulatory, statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. See “Price Range of Our Common Stock” and “Dividend Policy.” Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
Voting and Certain Other Rights
Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.
Agreed U.S. Federal Income Tax Treatment
Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority or a change in applicable law after the initial issuance of the Equity Units) (1) to be treated as the owner of each of the purchase contract, the related RSN and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the RSN as indebtedness for all U.S. federal, state and local tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the RSNs and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the RSN as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material United States Federal Income Tax Considerations.”
Repurchase of the Equity Units
We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

Description of the Purchase Contracts
In this Description of the Purchase Contracts, “SJI,” “we,” “us,” “our” and the “Company” refer only to South Jersey Industries, Inc. and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”), the second supplemental indenture (as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”), the RSNs and the form of remarketing agreement, including the definitions of certain terms used therein, which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.
Purchase of Common Stock
Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on April 1, 2024 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:
(1)
If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $26.14375, the settlement rate will be 1.9125 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount of $50 (the “stated amount”), assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(2)
If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $22.25, which will be the public offering price of our common stock in the concurrent common stock offering, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the applicable market value of our common stock is less than the threshold appreciation price, but greater than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(3)
If the applicable market value of our common stock is less than or equal to the reference price of $22.25, the settlement rate will be 2.2472 shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the applicable market value of our common stock is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $26.14375 and represents appreciation of 17.5% over the reference price.
We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”
If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 1.9125, the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.”
The “applicable market value” means, as determined by us, the average volume-weighted average price, or VWAP, of our common stock for the trading days during the 20 consecutive scheduled trading-day period ending on the second scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “SJI <EQUITY> AQR” (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.
A “market disruption event” means any of the following events:
•
any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or options contracts relating to our common stock on the relevant exchange or quotation system; or

•
any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•
the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.
If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify holders on the calendar day on which such event occurs.
If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the second scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.
Unless:
•
a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash”; or
•	an event described under “—Termination” has occurred;
then, on the purchase contract settlement date,
•
in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•
in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•
in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and
•
in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.
Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:
•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•
agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•
consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•
agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above if the option to settle the purchase contracts through payment of separate cash is not elected.

Remarketing
We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.
During a blackout period that relates to each remarketing period:
•	you may not settle a purchase contract early;
•	you may not create Treasury Units; and
•	you may not recreate Corporate Units from Treasury Units.
We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the RSNs that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of the RSNs That Are Not Included in Corporate Units,” will be remarketed.

Following any successful remarketing of the RSNs:
•	the interest rate on the RSNs may be reset as described below and under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset” below;
•	interest will be payable on the RSNs semi-annually on April 1 and October 1 of each year;
•
the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the RSNs; and

•
we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below.
We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing
Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs over a period selected by us that begins on or after December 28, 2023 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before March 14, 2024 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of the RSNs That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate, as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.
Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs. See “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments.”

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.
If we elect to conduct an optional remarketing and the remarketing is successful:
•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York City time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•
the interest rate on the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective;
•
after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.
If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.
Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:
•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in RSNs included in the Corporate Units on the optional remarketing date; and

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in RSNs included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S.

Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in RSNs that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet above will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the RSNs that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.
If we elect to remarket the RSNs during the optional remarketing period and a successful remarketing has not occurred on or prior to March 14, 2024 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m.. New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by furnishing such information on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News or the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.
Final Remarketing
Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, March 28, 2024 (the second business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to us as described below and under “Description of the Remarketable Junior Subordinated Notes—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

If the final remarketing is successful:
•	settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;
•
the interest rate of the RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset” below;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective;
•
the collateral agent will remit the portion of the proceeds it receives equal to the total principal amount of the RSNs underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs; and

•
any accrued and unpaid interest on the RSNs, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us on the purchase contract settlement date to the holders of such RSNs as of the relevant record date (whether or not such RSNs were remarketed in such successful final remarketing).

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent in writing at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.”
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. If a failed remarketing has occurred, unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.
If a successful final remarketing has not occurred on or prior to March 28, 2024 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by furnishing such information on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News or the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 160,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:
•	$50 times the number of purchase contracts being settled; plus
•
if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by applicable depository procedures and standing arrangements between the depository and the purchase contract agent or us.
The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of 1.9125 shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, on the second business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.
If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change
If a “fundamental change” (as defined below) occurs prior to the 20th business day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”
We will provide each of the holders and the purchase contract agent with a notice of the completion of a fundamental change within 10 business days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m„ New York City time, on the second business day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)
(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3)	our common stock ceases to be listed on at least one of the NYSE, the Nasdaq Global Select Market and the Nasdaq Global Market (or any of their respective successors); or
(4)	our shareholders approve our liquidation, dissolution or termination.
For the avoidance of doubt, if we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock) that also constitutes a transaction described in clause (1) of the “fundamental change” definition, the determination of whether such consolidation, merger or other similar transaction or series of related transactions constitutes a “fundamental change” shall be governed solely by clause (2)(A) of the “fundamental change” definition.
If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay the applicable accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the RSNs or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the second business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be calculated by us and will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:
•
in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.
	Stock Price on Effective Date
Effective Date	$5.00	$10.00	$15.00	$20.00	$22.25	$24.00	$26.14	$30.00	$40.00	$50.00	$75.00	$100.00	$150.00
March 22, 2021	1.3954	0.5760	0.2710	0.0673	0.0000	0.1208	0.2486	0.1931	0.1256	0.1015	0.0748	0.0583	0.0393
April 1, 2022	0.8554	0.3664	0.1624	0.0000	0.0000	0.0560	0.1875	0.1385	0.0870	0.0719	0.0525	0.0400	0.0266
April 1, 2023	0.3830	0.1754	0.0782	0.0000	0.0000	0.0030	0.1321	0.0841	0.0474	0.0395	0.0271	0.0203	0.0135
April 1, 2024	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0006	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:
•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•
if the stock price is less than $5.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash
Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related RSN will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may, upon our written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 7.10% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2021.
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month immediately preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.
For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.
Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness (as defined under “Description of the Remarketable Junior Subordinated Notes—Subordination”) and will rank on parity with the RSNs.
We may, at our option and upon prior written notice of at least one business day before the record date to the purchase contract agent and the holders, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 8.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not:
(i)	declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock;
(ii)
make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments; or

(iii)	make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed above do not apply to:
(a)
purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or independent contractors or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)
any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)
the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)
dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)
payments on the RSNs, the 2018 RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part;

(g)
purchases of any RSNs upon exercise of the put right upon a failed remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Put Option upon Failed Remarketing” below or purchases of any 2018 RSNs upon exercise of a similar put right; or

(h)
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments
Each fixed settlement rate will be subject to the following adjustments:
(1)
Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by
•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(2)
Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:
•	each fixed settlement rate by
•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this paragraph (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.
(3)
Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4)
Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by
•
a fraction, the numerator of which shall be the current market price of our common stock (as defined below) calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:
•	each fixed settlement rate by
•
a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rates under the preceding paragraph will occur on:
•	the 10th trading day from and including the effective date of the spin-off; or
•
if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the “ex date” (as defined in paragraph (6) below) for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(5)
Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $0.3025 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:
•	each fixed settlement rate by
•
a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.
(6)
Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer ( as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by
•
a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) and (4) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the ex date with respect to the issuance or distribution requiring such computation. For purposes of paragraph (5) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day immediately preceding the ex date for the relevant cash dividend or distribution. For purposes of paragraph (6) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in paragraph (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.
You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed distribution to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material United States Federal Income Tax Considerations”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material United States Federal Income Tax Considerations—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Considerations— Non-U.S. Holders—Dividends.”
In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.
Adjustments to the fixed settlement rates will be calculated by us to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.
The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any present or future employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•
upon the purchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in paragraph (6) above;

•	for a change in the par value or no par value of the common stock; or
•	for accumulated and unpaid contract adjustment payments.
We will, as promptly as practicable after a fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.
If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events”:
•
any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•
any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.
In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs, applicable ownership interests in the Treasury portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000, we will issue upon request of the purchase contract agent RSNs in denominations of $50 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay or may be contested. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of, among other things, the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, any claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.
A “termination event” means any of the following events with respect to the Company:
(1)
at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2)
at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3)
at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge
The undivided beneficial ownership interests in the RSNs, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under “Description of the Equity Units—General”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:
•
in the case of Corporate Units, to substitute a Treasury security for the related RSN, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an RSN”;

•	in the case of Treasury Units, to substitute an RSN for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units”; and
•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.
Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution. In addition, the procedures described in “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System” will apply to payments made with respect to Corporate Units or Treasury Units held through the depository.

Certain Provisions of the Purchase Contract and Pledge Agreement
In this Description of the Purchase Contract and Pledge Agreement, “SJI,” “we,” “us,” “our” and the “Company” refer only to South Jersey Industries, Inc. and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.
General
Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the continental United States of America. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.
Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays caused by, among other things, the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the corporate trust office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and/or security that may be required by the purchase contract agent and us.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity and/or security described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification
The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:
•	to evidence the succession of another person to our obligations;
•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;
•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;
•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events;
•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement; or
•
to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement or to make any other changes in the provisions of the purchase contract and pledge agreement, in each case, provided that such amendment does not adversely affect the interests of any holders of Equity Units; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:
•	subject to our right to defer contract adjustment payments, extend or delay any payment date;
•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);
•
except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;
•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;
•
reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•
reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.
No Consent to Assumption
Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Consolidation, Merger and Conveyance of Assets as an Entirety
We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the indenture trustee, executed and delivered to the purchase contract agent, the collateral agent and the indenture trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).
Title
We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity and/or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity and/or security described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).
Information Concerning the Purchase Contract Agent
U.S. Bank National Association (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action under the purchase contract or the pledge agreement, including, without limitation, in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.
The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the purchase contract agent and collateral agent, as described below, U.S. Bank National Association will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement and as the “indenture trustee” for the RSNs. We and certain of our affiliates maintain banking and credit relationships with U.S. Bank National Association. U.S. Bank National Association and its affiliates have purchased, and may purchase in the future, our securities and securities of our affiliates.
Information Concerning the Collateral Agent
U.S. Bank National Association (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement will provide that we will indemnify the purchase contract agent, the collateral agent, the custodial agent, and the securities intermediary, and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, and pay all of their respective fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary, (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units, and (3) any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever arising out of the purchase contract, the pledge agreement and the other contracts or agreements related to the transactions. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security and/or indemnity satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.
Book-Entry System
The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.
If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Remarketable Junior Subordinated Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.
As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and
•
will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.
Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.
The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Description of the Remarketable Junior Subordinated Notes
In this Description of the Remarketable Junior Subordinated Notes, “SJI,” “we,” “us,” “our” and the “Company” refer only to South Jersey Industries, Inc. and any successor obligor, and not to any of its subsidiaries.
The following summary description sets forth certain terms and provisions of the 2021 Series B 1.65% remarketable junior subordinated notes due 2029 (the “RSNs”). Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the forms of RSNs, the subordinated indenture (as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”) under which the RSNs will be issued, the second supplemental indenture (as defined under “Description of the Remarketable Junior Subordinated Notes—Ranking”) establishing the terms of the RSNs. The subordinated indenture and the second supplemental indenture have been or will be filed as exhibits to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the subordinated indenture, as supplemented by the second supplemental indenture, together, as the “indenture.”
The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.
General
We will issue the RSNs as debt securities under the junior subordinated indenture. We may issue an unlimited amount of other securities under the subordinated indenture which are on parity with the RSNs.
The RSNs will be our unsecured and subordinated obligations and will be subordinated to all of our Priority Indebtedness (as defined under “—Subordination”). Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”
The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the indenture trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, we will issue upon request of the purchase contract agent RSNs in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.
Each Corporate Unit includes a 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.
The RSNs will not be subject to a sinking fund provision and, prior to the purchase contract settlement date, will not be subject to defeasance. After the purchase contract settlement date, the RSNs will be subject to defeasance. The entire principal amount of the RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on April 1, 2029. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their RSNs under certain circumstances. Except as set forth under “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. The indenture does not contain provisions that afford holders of the RSNs protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.
The RSNs are initially being offered in the aggregate principal amount of $300 million. If we issue additional Corporate Units as a result of the underwriters’ exercise of their over-allotment option, we may, without the consent of the holders of the RSNs, increase the principal amount of the RSNs and issue up to an additional $45 million principal amount of RSNs having the same ranking, interest rate, maturity and other terms as the RSNs. Any such new RSNs, together with the existing RSNs, will constitute a single series of securities under the indenture. The existing RSNs and any new RSNs having the same terms as the RSNs offered hereby subsequently issued under the indenture will be treated as a single series for all purposes under the indenture, including, without limitation, voting waivers and amendments.
We will not pay any additional amounts to holders of the RSNs in respect of any tax, assessment or governmental charge.
Ranking
The RSNs will be issued by us under a junior subordinated indenture (the “subordinated indenture”) between us and U.S. Bank National Association (referred to herein as the “indenture trustee”), as supplemented by a supplemental indenture, the terms of which are described in this prospectus supplement (the “second supplemental indenture” and, together with the subordinated indenture, the “indenture”). We may issue under the subordinated indenture additional debt securities that rank on parity with to the RSNs.
The RSNs will be unsecured and will rank junior in payment to all of our existing and future Priority Indebtedness, as described under “—Subordination.” The RSNs will also be effectively subordinated to all liabilities of our subsidiaries. Other than the 2018 RSN’s, all of our existing long-term debt is Priority Indebtedness. See “—Subordination.”
Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the RSNs is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the RSNs will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of December 31, 2020, we had approximately $2.5 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. The RSNs will rank on parity with the 2018 RSNs. Other than the 2018 RSNs, we do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs. The provisions of the indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries. We and our subsidiaries expect to incur additional indebtedness from time to time.
Principal and Interest
The RSNs will mature on April 1, 2029 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of 1.65% per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to the changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on January 1, April 1, July 1 and October 1 of each year (each, an “interest payment date”), commencing on July 1, 2021, and at maturity. Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the record date, which will be the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (whether or not a business day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed in a 30-day month.
If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. “Business day,” for purposes of the indenture, means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the indenture trustee is closed for business.
The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the RSNs will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.
Option to Defer Interest Payments
Prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on the RSNs for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date, and no interest payment may be deferred beyond the purchase contract settlement date or the maturity date, as applicable.
Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on the RSNs and (ii) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date.
We will give the holders of the RSNs and the indenture trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period (and will not constitute a default) unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to (i) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (ii) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the maturity date, we must deliver written notice thereof to holders of the RSNs and the indenture trustee on or before the relevant record date.
In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the RSNs (whether or not such RSNs were remarketed in such remarketing) on the purchase contract settlement date in cash.
If we have paid all deferred interest (including compounded interest thereon) on the RSNs, we can again defer interest payments on RSNs as described above. The indenture does not limit the number or frequency of interest deferral periods.
If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See “—Events of Default.” We currently do not intend to exercise our option to defer interest on the RSNs.
In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances
We have agreed that if a deferral period is continuing with respect to the RSNs or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:
(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;
(ii)	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the RSNs; or
(iii)	make any guarantee payments under any guarantee by us of debt securities if the guarantee ranks on parity with, or junior to, the RSNs.
The restrictions listed above do not apply to:
(a)
purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or independent contractors or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)
any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)
the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(d)
dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)
payments on the RSNs, the 2018 RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the RSNs, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the indenture to make interest payments in part;

(g)
purchases of any RSNs upon exercise of the put right upon a failed remarketing as described under “—Put Option upon Failed Remarketing” below or purchases of any 2018 RSNs upon exercise of a similar put right; or

(h)
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Remarketing
The RSNs will be remarketed as described under “Description of the Purchase Contracts—Remarketing,” Following any successful remarketing of the RSNs:
•	the interest rate on the RSNs may be reset as described below and under “—Interest Rate Reset” below;
•	interest will be payable on the RSNs semi-annually on April 1 and October 1 of each year;
•	the RSNs will cease to be redeemable at our option, and the provisions described under “—Redemption at Our Option” and “—Redemption Procedures” below will no longer apply to the RSNs; and
•	we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “—Option to Defer Interest Payments” above will no longer apply to the RSNs.
All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.”
Remarketing of RSNs That Are Not Included in Corporate Units
At any time after we give notice of a remarketing (other than during a blackout period), holders of RSNs that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held. Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive, for each $1,000 principal amount of RSNs sold, the remarketing price per RSN. The “remarketing price per RSN” means, for each $1,000 principal amount of RSNs, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount in cash equal to the product of (1) the remarketing price per RSN and (2) the number of RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive an amount, for each $1,000 principal amount of RSNs, equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us, on the purchase contract settlement date.
Interest Rate Reset
In the case of a successful remarketing, the interest rate on the RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m. New York City time on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on RSNs will be payable on a semi-annual basis on April 1 and October 1 of each year.
If the RSNs are not successfully remarketed, the interest rate will not be reset and the RSNs will continue to bear interest at the initial annual interest rate of   %.
The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.
Put Option upon Failed Remarketing
If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require us to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.
Redemption at Our Option
We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after April 1, 2026 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the RSNs for any specified period (including the remaining term of the RSNs). We may not redeem the RSNs if the RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding RSNs for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the RSNs, the RSNs will cease to be redeemable at our option.
Redemption Procedures
We will send notice of any optional redemption to the registered holder of the RSNs being redeemed not less than 20 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). By 11:00 am, New York City time, on the redemption date, we will deposit with the paying agent or the indenture trustee money sufficient to pay the redemption price of the RSNs to be redeemed on that date, together with any accrued interest on the RSNs to be redeemed to but excluding the date fixed for redemption. If we redeem less than all of the RSNs, and the RSNs are issued as global securities, the RSNs to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the RSNs to be redeemed are not issued as global securities, the indenture trustee will choose the RSNs to be redeemed by lot or in any manner that it deems fair and appropriate.
In the event the final remarketing fails, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put the RSNs to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs, but we do not have to give you prior notice or follow any of the other redemption procedures.
We may block the transfer or exchange of (i) all RSNs during a period of 15 days prior to the date on which notice of selection of the RSNs for optional redemption is given or (ii) any RSN being redeemed, except with respect to the unredeemed portion of any RSN being redeemed solely in part.
Events of Default
Each of the following is an “Event of Default” with respect to the RSNs:
•	failure to pay required interest on the RSNs for 30 days;
•	failure to pay when due principal on the RSNs;
•	failure to pay the purchase price of any RSN on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above;
•
failure to perform, for 90 days after notice, any other covenant in the indenture applicable to the RSNs, unless such period is extended or corrective action is initiated within such periods and is being diligently pursued; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.
If an Event of Default should occur and be continuing, either the indenture trustee or the holders of at least 25% in total principal amount of outstanding RSNs may declare each RSN immediately due and payable.
The holders of a majority in principal amount of outstanding RSNs may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the RSNs (including the redemption price or purchase price of the RSNs, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding RSN.
If any portion of the amount payable on the RSNs upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.
The holders of a majority in principal amount of outstanding RSNs will be entitled to control certain actions of the indenture trustee. The indenture trustee generally will not be required to take any action requested, ordered or directed by any of the holders of the RSNs, unless one or more of such holders shall have offered to the indenture trustee security and/or indemnity satisfactory to it.
Before any holder of RSNs may institute action for any remedy, except payment on such holder’s RSNs when due, the holders of not less than a majority in principal amount of outstanding RSNs must request the indenture trustee to take action. Holders must also offer and give the indenture trustee security and/or indemnity satisfactory to it against liabilities incurred by the indenture trustee for taking such action.
We are required to annually furnish the indenture trustee a statement as to our compliance with all conditions and covenants under the indenture. The indenture trustee is required, within 90 days after the occurrence of a default, to give notice of all defaults to each holder of the RSNs. However, the indenture provides that the indenture trustee may withhold notice to the holders of the RSNs of any default, other than a default in the payment of principal of, or interest on, the RSNs (including the redemption price or purchase price of the RSNs, if applicable), if it considers withholding notice to be in the interests of the holders of the RSNs.
Consolidation, Merger or Sale
We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the RSNs, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will occur and be continuing.
In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the RSNs.
Modification of Indenture
Without Holder Consent
Without the consent of any holders of RSNs, we and the indenture trustee may from time to time amend and/or supplement the indenture and the RSNs for the following purposes:
•
to evidence the succession of another person to us, or successive successions, and the assumption by such successor of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale”;

•
to add to our covenants such further covenants, restrictions or conditions as we in good faith consider to be for the protection of the holders of the RSNs, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the indenture trustee upon such default;

•
to change or eliminate any provision of the indenture; provided, however, that any such change or elimination becomes effective only when there are no RSNs outstanding, or the RSNs are not entitled to the benefit of such provision;

•
as determined by us in good faith, to cure any ambiguity or to correct or supplement any provision contained in the indenture that may be defective or inconsistent with any other provisions contained therein;

•
to make such other provision in regard to matters or questions arising under the indenture or to make any other changes in the provisions of the indenture; provided that such action will not adversely affect the interest of the holders of the RSNs in any material respect;

•	to mortgage or pledge to the indenture trustee as security for the RSNs any property or assets;
•	to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;
•
to supplement the indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of the RSNs; provided that any such action shall not adversely affect the interests of any holder of an RSN or coupon in any material respect;

•
following the purchase contract settlement date, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the RSNs pursuant to the indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;

•
to set forth the terms of the RSNs following a successful remarketing to incorporate the reset interest rate and semi-annual interest payment dates and to eliminate the RSNs’ optional redemption and interest deferral provisions; or

•
to conform the terms of the indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Junior Subordinated Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/ or amended by the related pricing term sheet.

With Holder Consent
Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the RSNs under the indenture may be entered into by us and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the RSNs. However, no such supplemental indenture shall:
•
change the maturity of the RSNs, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the RSNs is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars or impair or affect the right to institute suit for the payment thereof when due without the consent of the holder of each RSN so affected;

•	reduce the percentage of RSNs, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all RSNs then outstanding;
•
modify any of the provisions of the indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the indenture trustee by holders of RSNs, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all RSNs then outstanding;

•	modify the provisions relating to the subordination of the RSNs in a manner adverse to the holders thereof without the consent of the holder of each RSN so affected;
•	modify the put right of holders of the RSNs upon a failed remarketing in a manner materially adverse to the holders without the consent of the holder of each RSN so affected; or
•	modify the remarketing provisions of the RSNs in a manner materially adverse to the holders without the consent of the holder of each RSN so affected.
For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the RSNs in connection with a remarketing that is made in accordance with the terms of the indenture.
A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the RSNs, or which modifies the rights of the holders of securities other than the RSNs with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the RSNs.
We may omit to comply with any covenant or condition contained in the indenture if holders of a majority in principal amount of the RSNs waive such compliance.
Satisfaction and Discharge
The indenture provides that, after the purchase contract settlement date, at our option, we will be discharged from all obligations in respect of the RSNs then outstanding (except for certain obligations to register the transfer of or exchange the RSNs, to replace stolen, lost or mutilated RSNs, and to maintain paying agencies) if all of the RSNs have become due and payable, or are to become due and payable within one year or are called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we, in each case, irrevocably deposit in trust with the indenture trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of and interest on the RSNs on the stated maturity date in accordance with the terms thereof.
Defeasance
The indenture allows for, after the purchase contract settlement date, at our option, legal and/or covenant defeasance with respect to the RSNs. In order to defease the RSNs, the following conditions must be met (subject to certain limitation in the indenture):

•
we must irrevocably deposit with the trustee in trust (1) an amount in US dollars, or (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on the RSNs, money, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, the principal of (and premium, if any) and interest, if any, on the RSNs, to and including their stated maturity of the RSNs;

•
such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•
in the case of legal defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the RSNs shall have occurred and be continuing on the date of such deposit and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of such deposit;

•
if the RSNs are to be redeemed prior to their stated maturity, notice of such redemption shall have been duly given pursuant to the indenture or provision therefor satisfactory to the trustee shall have been made;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance have been complied with;
•
we must deliver to the trustee an opinion of counsel to the effect that beneficial owners of the RSNs will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option to defease the RSNs, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, which opinion of counsel must be based, solely in the case of legal defeasance, upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture.

Subordination
The RSNs will be subordinate and junior in right of payment to all Priority Indebtedness as defined below.
If:
•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;
•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or
•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness, then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any RSNs have the right to receive any payments of principal or interest on their RSNs.
“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:
•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments other than the 2018 RSNs;
•	our obligations under synthetic leases, finance leases and capitalized leases;
•	our obligations for reimbursement under letters of credit, surety bonds, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•
any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.
However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness, including the 2018 RSNs, that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the RSNs.
Priority Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the indenture to change the subordination provisions in a manner adverse to the holders of Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect.
The RSNs will be unsecured and will be subordinated and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our existing and future Priority Indebtedness. The RSNs will be effectively subordinated to all liabilities of our subsidiaries. Holders of the RSNs should recognize that contractual provisions in the indenture may prohibit us from making payments on the RSNs.
The indenture does not restrict or limit in any way our ability to incur” Priority Indebtedness. As of December 31, 2020, we had approximately $2.5 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the RSNs. In addition, we were obligated as of that date under other obligations included in the definition of Priority Indebtedness to which the RSNs will be subordinated pursuant to the terms of the indenture. The RSNs will rank on parity with the 2018 RSNs. Other than the 2018 RSNs, we do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.
Title
Prior to due presentment for registration of transfer of any RSN, we, the indenture trustee and any agent of ours or the indenture trustee may deem and treat the person in whose name such RSN is registered as the absolute owner of such RSN (whether or not payments in respect of such RSN are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such RSN and for all other purposes; and neither we nor the indenture trustee nor any agent of ours or the indenture trustee will be affected by any notice to the contrary.
Governing Law
The indenture and the RSNs provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof).
The Indenture Trustee
The indenture trustee under the indenture will be U.S. Bank National Association. We and certain of our affiliates maintain banking and credit relationships with U.S. Bank National Association. U.S. Bank National Association and its affiliates have purchased, and may purchase in the future, our securities and securities of our affiliates. The indenture trustee will be permitted to engage in other transactions with us. If the indenture trustee acquires any “conflicting interest” as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The indenture trustee will initially be the registrar and paying agent with respect to the RSNs.
Book-Entry Issuance—The Depository Trust Company
The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the indenture trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System” for a description of DTC.

Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC’s records. The ownership interest of each actual purchaser of each RSN (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests in the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except as set forth below.
To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC’s records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.
Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the indenture trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
In a few special situations described below, a book-entry security representing the RSNs will terminate and interests in it will be exchanged for physical certificates representing the RSNs. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the RSNs transferred to your name, so that you will be a direct holder.
The special situations for termination of a global security representing the RSNs are:
•	DTC notifies us that it is unwilling or unable to continue as depository for that global security and no successor depository has been appointed within 90 days after our receipt of such notice;
•
DTC ceases to be a “clearing agency” registered under the Exchange Act when DTC is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or

•
any Event of Default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving us or the indenture trustee reasonable notice. In the event no successor securities depository is obtained, interests in the global RSNs will be exchanged for physical certificates representing the RSNs.
The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.
The indenture trustee shall have no responsibility or obligation to any beneficial owner of an RSN that is issued as a global security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the RSNs or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any RSNs (or other security or property) under or with respect to such RSNs. All notices and communications to be given to the holders of the RSNs and all payments to be made to the holders of the RSNs in respect of the RSNs shall be given or made only to or upon the order of the registered holders of the RSNs (which shall be DTC or its nominee in the case of an RSN that is issued as a global security). The rights of beneficial owners in any RSN that is issued as a global security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The indenture trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
The indenture trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participant of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the indenture trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

Underwriting
We are offering the Equity Units described in this prospectus supplement through a number of underwriters. BofA Securities, Inc. is acting as sole book-running manager of the offering and as representative (the “representative”) of each of the underwriters named below. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Equity Units listed next to its name in the following table:
Name	Number of Equity Units to be purchased from us
BofA Securities, Inc.	3,000,000
Guggenheim Securities, LLC	900,000
J.P. Morgan Securities LLC	600,000
KeyBanc Capital Markets Inc.	300,000
Morgan Stanley & Co. LLC	300,000
PNC Capital Markets LLC	300,000
Wells Fargo Securities, LLC	300,000
Citizens Capital Markets, Inc.	150,000
TD Securities (USA) LLC	150,000
Total	6,000,000
The underwriters are committed to purchase all the Equity Units offered by us if they purchase any Equity Units, other than those Equity Units covered by the over-allotment option as described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the Equity Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.90 per Equity Unit. After the offering of the Equity Units to the public, the offering price and other selling terms may be changed by the underwriters. Sales of Equity Units made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option during a 13-day period beginning on, and including, the first date on which the Equity Units are issued to buy up to additional Equity Units from us, solely to cover over-allotments. If any Equity Units are purchased with this option to purchase additional Equity Units, the underwriters will purchase Equity Units in approximately the same proportion as shown in the table above. If any additional Equity Units are purchased, the underwriters will offer the additional Equity Units on the same terms as those on which the Equity Units are being offered.
The underwriting fee is equal to the public offering price per Equity Unit less the amount paid by the underwriters to us per Equity Unit. The underwriting fee is $1.50 per Equity Unit. The following table shows the per Equity Unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Without over- allotment option to purchase additional Equity Units exercise	With full over- allotment option to purchase additional Equity Units exercise
Per Equity Unit	$1.50	$1.50
Total	$9,000,000	$10,350,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000.
A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Equity Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of BofA Securities, Inc., other than (A) the Equity Units to be sold in this offering and any common stock issued pursuant to the terms of the purchase contract and pledge agreement, including, without limitation, issuing shares of our common stock in connection with any early settlement right at the election of holders of purchase contracts or any “fundamental change early settlement right” upon the occurrence of a “fundamental change,”(B) any shares of our common stock granted pursuant to our stock-based compensation plans, (C) any shares of our common stock issued upon the exercise of options granted under our stock-based compensation plans or (D) the issuance and delivery of any shares of our common stock in the concurrent common stock offering and upon settlement or termination of the forward sale agreement or any additional forward sale agreement (each as described in the prospectus supplement for the concurrent common stock offering).
Our directors and executive officers have entered into lock-up agreements prior to the commencement of this offering pursuant to which each of these persons, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of BofA Securities, Inc, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers of shares of our common stock as a bona fide gift or gifts; (B) dispositions to any trust for the direct or indirect benefit of such person and/or a member of the immediate family of such person; (C) the transfer or intestate succession to the legal representative or a member of the immediate family of such person; or (D) transfers pursuant to domestic relations or court orders; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), each transferee, donee or distributee shall execute and deliver to the representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above); and provided, further, that any required filing or announcement (including a filing on Form 4) by such person or us relating to a sale pursuant to clause (A), (B) or (D) shall briefly note the applicable circumstances that cause such clause to apply and explain that the filing or announcement relates solely to transfers falling within the category described in the relevant clause (including, in the case of a Form 4 filing, indicating the appropriate transaction code(s) required by General Instruction 8 to Form 4). For purposes of this paragraph in respect of a director or executive offering, “immediate family” shall mean such person and any relationship by blood, marriage or adoption, not remote than first cousin.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, but there is no guarantee that such listing will be approved.
In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
Over-allotment involves sales by the underwriters of Equity Units in excess of the number of Equity Units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Equity Units over-allotted by the underwriters is not greater than the number of Equity Units that they may purchase in their option to purchase additional Equity Units. In a naked short position, the number of Equity Units involved is greater than the number of Equity Units in the option to purchase additional Equity Units. The underwriters may close out any covered short position by either exercising their option to purchase additional Equity Units and/or purchasing Equity Units in the open market.
Syndicate covering transactions involve purchases of the Equity Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Equity Units to close out the short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through their option to purchase additional Equity Units. If the underwriters sell more Equity Units than could be covered by the option to purchase additional Equity Units, a naked short position, the position can only be closed out by buying Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering.
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Equity Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Equity Units or preventing or retarding a decline in the market price of the Equity Units. As a result the price of the Equity Units may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain affiliates of certain of the underwriters. are currently lenders under our term loan credit facility and revolving credit facility.

Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Equity Units offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Equity Units offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Equity Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Equity Units offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors”(within the meaning of section 708(8) of the Corporations Act), “professional investors”(within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly, the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA, and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland.
The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November  2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.

Material United States Federal Income Tax Considerations
The following is a summary of material U.S. federal income tax consequences relating to the purchase, ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract. This summary is limited to beneficial owners who purchase the Equity Units in the initial offering at their “issue price”(the first price at which a substantial amount of the Equity Units is sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Equity Units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This summary is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, nor does it discuss any other U.S. federal tax consequences (such as estate or gift tax consequences) or any state, local or non-U.S. tax consequences. In addition, this summary does not discuss all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of Equity Units, or our common stock acquired under a purchase contract, by prospective investors in light of their particular circumstances. In particular, this summary does not address all of the tax consequences that may be relevant to investors subject to special treatment under U.S. federal income tax laws, such as:
•
dealers in securities, commodities or currencies, brokers, banks, financial institutions, corporations that accumulate earnings to avoid U.S. federal income taxes, regulated investment companies, real estate investment trusts, retirement plans, tax-exempt entities or insurance companies;

•	certain former citizens or long-term residents of the United States;
•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;
•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;
•	persons holding Equity Units or shares of our common stock as part of a hedging, integrated, constructive sale, or conversion transaction or a straddle;
•	partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);
•	unless otherwise provided herein, persons that own or have owned, actually or constructively, more than 5% of our common stock or the Equity Units;
•	persons subject to special tax accounting rules, including under Section 451(b) of the Code;
•	persons subject to the alternative minimum tax or the Medicare contribution tax; or
•	“controlled foreign corporations” or “passive foreign investment companies” and shareholders in such entities.
The discussion below is based upon the provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, all as of the date hereof. Those authorities may be subject to different interpretations and may be changed, potentially retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Equity Units or shares of our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Equity Units or shares of our common stock, as applicable, should consult their tax advisors regarding the tax consequences to them of the ownership and disposition of Equity Units or shares of our common stock, as applicable.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Equity Units or shares of our common stock, as applicable, that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (i) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Equity Units or shares of our common stock, as applicable, that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, THE TREASURY PORTFOLIO, PURCHASE CONTRACTS OR OUR COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, THE TREASURY PORTFOLIO, PURCHASE CONTRACTS AND OUR COMMON STOCK.
Characterization of Equity Units and RSNs
The IRS has issued a ruling addressing certain aspects of instruments similar to the Equity Units. In the ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS also concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units differ in some respects from the terms of the units addressed by the IRS in the ruling, and there is no statutory, judicial or administrative authority directly addressing the tax treatment of instruments with substantially identical terms as the Equity Units. Thus, no assurance can be given that the conclusions in the rulings apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. We have not sought any rulings concerning the treatment of the Equity Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Prospective investors should consult their own tax advisors with respect to the U.S. federal income tax treatment of the Equity Units.
Although the matter is not free from doubt, based on the IRS ruling noted above, the facts contained in this prospectus supplement and other relevant documents, the terms of the relevant documents, and certain assumptions and representations, a U.S. holder’s acquisition of a Corporate Unit pursuant to this offering will be treated for U.S. federal income tax purposes as an acquisition of a unit consisting of two components —a separate undivided beneficial ownership interest in each of the RSN and the purchase contract constituting such Corporate Unit. Assuming a Corporate Unit is treated as consisting of two components (a separate undivided beneficial ownership interest in each of the RSN and the purchase contract constituting such Corporate Unit), the RSNs will be treated as indebtedness for U.S. federal income tax purposes. We and, by purchasing Equity Units, each beneficial owner agrees to treat the purchase contracts and the RSNs (or the Treasury securities or the interest in the Treasury portfolio as applicable) as owned separately by such beneficial owner, and to treat the RSNs as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment. Unless the context otherwise requires, each reference herein to “RSN” or “RSNs”(or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a holder’s undivided beneficial interest in the RSNs (or the Treasury securities or the Treasury portfolio).

U.S. Holders
Equity Units
Allocation of Purchase Price
The purchase price of each Corporate Unit will be allocated between the RSN and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish a U.S. holder’s initial tax basis in the RSN and the purchase contract. We will report the initial fair market value of each RSN as $50 and the initial fair market value of the purchase contract as $0 and, by purchasing a Corporate Unit, a U.S. holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.
Ownership of RSNs, Treasury Securities or the Treasury Portfolio
We and, by virtue of purchasing Corporate Units, each U.S. holder agree to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned by such U.S. holder for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.
Sale, Exchange or Other Taxable Disposition of the Equity Units
Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a “disposition”), a U.S. holder will be treated as having disposed of each of the purchase contract and its undivided beneficial ownership interest in the RSN or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, a U.S. holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds allocable to each of the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such U.S. holder’s adjusted tax basis in each of the purchase contract and such RSN or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest on the RSN or the Treasury portfolio, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such U.S. holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such purchase contract, RSN, Treasury securities or Treasury portfolio for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.
If the disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. federal income tax consequences are unclear. In such a case, a U.S. holder may be considered to have received additional consideration for the applicable ownership interest in the RSNs, Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value and then to have paid such amount to be released from such U.S. holder’s obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.
The RSNs
Treatment of the RSNs
We intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the accrual of original issue discount (“OID”), on the date immediately preceding the purchase contract settlement date, for an amount equal to 100% of their principal amount. There are, however, no Treasury regulations, rulings or other authorities that address whether debt instruments that are substantially similar to the RSNs should be treated as “variable rate debt instruments, “and therefore the U.S. federal income tax treatment of the RSNs is unclear and other characterizations are possible. See “—Possible Alternative Characterizations” below The remainder of this discussion assumes that the RSNs are treated as “variable rate debt instruments” for U.S. federal income tax purposes.
Interest Income and Original Issue Discount
Under the treatment of the RSNs described above, because we believe, and intend to take the position, that, as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the RSNs is remote within the meaning of the applicable U.S. Treasury regulations, stated interest on the RSNs will generally be includible in a U.S. holder’s gross income as ordinary interest at the time the interest is paid or accrued, in accordance with the U.S. holder’s regular method of tax accounting. However, if we exercise our right to defer payments of interest on the RSNs, we intend to treat the RSNs as reissued, solely for purposes of the OID provisions, with OID and U.S. holders would generally be required to accrue such OID as ordinary income, using the constant-yield method prescribed by the U.S. Treasury regulations, prior to the receipt of the cash attributable thereto.
Tax Basis in the RSNs
Under the treatment described above, a U.S. holder’s initial tax basis in an RSN will equal the portion of the purchase price for the Equity Unit allocated to the RSN as described under “—Equity Units—Allocation of Purchase Price” above. However, if the RSNs are treated as reissued with OID as described under “—The RSNs—Interest Income and Original Issue Discount” above, a U.S. holder's tax basis in the RSNs would be increased by the amounts of accrued OID, and decreased by all payments on the RSNs after such deemed reissuance.
Sale, Exchange, Remarketing or Other Taxable Disposition of RSNs
Upon a sale, exchange or other taxable disposition of a U.S. holder’s interest in the RSNs (including upon the remarketing of the RSNs), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder on such disposition of the U.S. holder’s interests RSN and such U.S. holder’s adjusted tax basis in such interest the RSNs. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such a disposition will not include any amount properly attributable to accrued but unpaid interest, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such RSN for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.
If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or modification of the redemption provisions of the RSNs in connection with the remarketing generally will not cause such U.S. holder to be treated as having sold, exchanged or otherwise disposed of its RSNs.
Possible Alternative Characterizations
As mentioned above, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs under the OID rules is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the RSNs could be treated as “contingent payment debt instruments.” In that event, U.S. holders would be required to accrue OID income based on the “comparable yield” of the RSNs. In general, the comparable yield of the RSNs would be the rate at which we would issue a fixed-rate debt instrument with terms and conditions similar to the RSNs. It is possible that the comparable yield of the RSNs could exceed the stated interest rate, in which case you may be required to include in income amounts in excess of the stated interest payments on the RSNs. In addition, if the RSNs are treated as contingent payment debt instruments, any gain that you would recognize upon a sale, exchange or other taxable disposition of the RSNs would generally be treated as ordinary interest income. U.S. holders should consult their tax advisor concerning alternative characterizations and treatments of the RSNs under the OID rules.

Treasury Securities
Substitution of Treasury Securities to Create Treasury Units and Substitution of RSNs to Recreate Corporate Units
U.S. holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for RSNs generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the RSNs. Similarly, U.S. holders of Treasury Units who deliver RSNs to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such RSNs or their receipt of the Treasury securities. In each case, the U.S. holder will continue to take into account items of income otherwise includible with respect to such Treasury securities and RSNs, and its adjusted tax bases in, and holding periods for, the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.
Interest Income, Original Issue Discount and Acquisition Discount
Treasury Strips
If a Treasury Unit or, following a successful remarketing, the Treasury portfolio contains Treasury strips, a U.S. holder will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit or Treasury Portfolio as an interest in a bond that is originally issued on the date the holder or collateral agent (as applicable) acquired the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S. holder that is a cash method taxpayer will not report acquisition discount until the Treasury securities mature or the holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. Amounts of OID or acquisition discount included in a U.S. holder’s gross income will increase the holder’s adjusted tax basis in the Treasury securities.
Other Treasury Securities
Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such U.S. holder’s pro rata portion of the interest paid with respect to such Treasury securities. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), a U.S. holder will be required to treat any acquisition discount (i.e., the excess of the amount payable at maturity plus all interest payments with respect to such short-term Treasury security over such U.S. holder’s tax basis in such short-term Treasury security) in the manner described above under “—Treasury Securities—Interest Income, Original Issue Discount and Acquisition Discount.”
Tax Basis and Disposition of the Applicable Ownership Interest in the Treasury Portfolio
A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s initial tax basis in a Treasury security constituting part of a Treasury Unit generally will equal the amount paid by such U.S. holder. A U.S. holder’s adjusted tax basis in the applicable Treasury security will be increased by the amount of OID or acquisition discount included in such U.S. holder’s gross income with respect thereto and decreased by the amount of cash received other than any payments of qualified stated interest with respect to the Treasury portfolio.
Upon the disposition or maturity of a U.S. holder’s Treasury securities (or pro rata portion of the Treasury securities in the Treasury portfolio), such U.S. holder will recognize gain or loss on the difference between the amount realized and their adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any accrued OID or acquisition discount, which will be treated as ordinary income.
Purchase Contracts
Contract Adjustment Payments
There is no direct authority addressing the U.S. federal income tax treatment of the contract adjustment payments (including deferred contract adjustment payments, if any), and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. The following discussion assumes that the contract payments are so treated for U.S. federal income tax purposes; however, other treatments are possible. If we exercise our right to defer contract adjustment payments, a U.S. holder may be required to continue to recognize income for U.S. federal income tax purposes in respect of the contract adjustment payments in advance of the receipt of any corresponding cash payments. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a U.S. holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.
Acquisition of Our Common Stock Under a Purchase Contract
A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in respect of such fractional share. A U.S. holder’s aggregate initial tax basis in our common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract (see “—Equity Units—Allocation of Purchase Price”), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.
Early Settlement of Purchase Contract
A U.S. holder will not recognize gain or loss on the receipt of its ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and will have the same adjusted tax basis in such RSNs or Treasury securities or the Treasury portfolio as before such early settlement.
Termination of Purchase Contract
If a purchase contract terminates, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such termination.
Adjustment to Settlement Rate
A U.S. holder may be treated as having received a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest in our assets or earnings and profits to which such U.S. holder is entitled under the purchase contract is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable deemed distribution to U.S. holders even though such U.S. holders would not receive any cash related thereto. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the rules described under “Ownership and Disposition of Our Common Stock Acquired Under the Purchase Contract” below.
Ownership and Disposition of Our Common Stock Acquired Under the Purchase Contract
Any distribution on our common stock generally will be treated as a dividend to a U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. Distributions on our common stock that do constitute dividends generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax if received by a non-corporate U.S. holder (and provided certain other requirements are met), and eligible for the dividends-received deduction if received by a corporate U.S. holder (subject to exceptions and restrictions). To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.
Upon a disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in respect of such common stock is more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments made by us on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of our common stock, unless the U.S. holder establishes that it is an exempt recipient. In addition, U.S. federal backup withholding may apply to such payments if the U.S. holder fails to provide a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise fails to establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Non-U.S. Holders
Interest on the RSNs, the Treasury Securities and the Treasury Portfolio
Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest (including OID and acquisition discount) on the RSNs, the Treasury securities and the Treasury portfolio to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, provided that:
•	such interest is not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States;
•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and
•
either (a) the beneficial owner provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) certifying, under penalties of perjury, that it is not a “U.S. person”(as defined in the Code) and providing its name and address or (b) a financial institution that holds the RSNs, Treasury securities or the Treasury portfolio on behalf of the beneficial owner certifies, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) from the beneficial owner and provides a copy thereof.
If a non-U.S. holder cannot satisfy one of the last three requirements described above and interest on the RSNs, the Treasury securities or the Treasury portfolio, as applicable, is not effectively connected with the conduct of a trade or business in the United States, payments of interest on the RSNs, the Treasury securities or the Treasury portfolio, as applicable, will generally be subject to withholding tax at a rate of 30%, or the rate specified by an applicable income tax treaty.
Any interest payments that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Dividends
Dividends received by a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder timely provides a properly completed and executed IRS Form W-8ECI (or successor form). In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form).
As discussed above, an adjustment to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units. See “U.S. Holders — Purchase Contracts — Adjustment to Settlement Rate”. If we determine that any such adjustment results in a constructive dividend to a non-U.S. holder of Equity Units, we (or another applicable withholding agent) may withhold on any amount paid to a non-U.S. holder in order to pay the proper U.S. withholding tax on such constructive dividend.
Any dividend payments (including deemed or constructive dividends) to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Contract Adjustment Payments
Although the tax rules are not clear, we intend to treat any contract adjustment payment paid to a non-U.S. holder as an amount generally subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such amount is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder timely provides a properly completed and executed IRS Form W-8ECI (or successor form). In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim any benefits of an applicable income tax treaty that may be available, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form). Prospective non-U.S. holders should consult their own tax advisors concerning the U.S. tax treatment of contract adjustment payments.
Any contract adjustment payments to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock
Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA,” except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which will be treated as described above under “—Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including OID and acquisition discount), which will be treated as described above under “—Interest on the RSNs, the Treasury Securities and the Treasury Portfolio,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under the purchase contract, as the case may be, unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or
•
the non-U.S. holder, by virtue of holding a purchase contract or shares of our common stock, is considered to own an interest in a U.S. real property holding corporation (“USRPHC”) and does not meet the criteria for exemption from U.S. federal income tax.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.
With respect to gain described in the third bullet point above, we have not made a determination as to whether we are a USRPHC. It is possible that, due to our overall mix of assets, we are, have been or will become a USRPHC. If we are, have been or we become a USRPHC, (1) a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of our common stock as a result of our status as a USRPHC so long as our common stock is regularly traded on an established securities market and such non-U.S. holder has not owned (actually or constructively) more than five percent of the total fair market value of shares of our common stock at any time during the five-year period ending on the date of disposition or, if shorter, the period that such Non-U.S. Holder held shares of our common stock and (2) a non-U.S. holder generally will not be subject to U.S. federal income tax on the disposition of a purchase contract as a result of our status as a USRPHC if (A) provided the purchase contracts are regularly traded on an established securities market, such non-U.S. holder has not held (at any time during the shorter of the five-year period preceding the date of disposition or such non-U.S. holder’s holding period) more than 5% (actually or constructively) of the purchase contracts or

(B) provided the purchase contracts are not regularly traded on an established securities market and our common stock is regularly traded on an established securities market, on the day the non-U.S. holder acquired its purchase contracts, they had a fair market value less than or equal to 5% of the fair market value of our outstanding common stock. If, however, our common stock (and, if applicable, our purchase contracts) are not regularly traded on an established securities market, a non-U.S. holder held more than 5% (actually or constructively) of our total outstanding common stock (or, if applicable, our purchase contracts) during the relevant period, or the purchase contracts are not regularly traded and such holder’s purchase contracts had a fair market value greater than 5% of the fair market value of our outstanding common stock on the date such purchase contracts were acquired, a non-U.S. holder will be subject to U.S. federal income tax on the disposition of our common stock or the purchase contract, the non-U.S. holder would be required to file a U.S. tax return with respect to such gain and, in the case of common stock or purchase contract that is not regularly traded on an established securities market, the purchaser of the common stock or purchase contract, as applicable, would generally be required to withhold and remit to the IRS fifteen percent of the purchase price unless an exception applies. We expect that our common stock is and will continue to be regularly traded on an established securities market for purposes of these rules, but this cannot be assured. We do not know if the purchase contracts will be regularly traded on an established securities market for purposes of these rules. It is possible that if the Equity Units are listed on the NYSE, the purchase contracts will be treated as regularly traded on an established securities market. Prospective investors should consult their own tax advisors regarding the application of these rules, including the exception for certain interests in publicly traded corporations and the application of the exception if a non-U.S. holder subsequently acquires additional purchase contracts or common stock.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract paid to a non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.
U.S. federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract generally will be exempt from backup withholding if the non-U.S. holder timely provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.
FATCA
Sections 1471 through 1474 of the Code, Treasury regulations promulgated thereunder and applicable administrative guidance (collectively, “FATCA”) impose a 30% withholding tax on certain payments (including payments of interests in respect of the RSNs, the Treasury securities and the Treasury portfolios and dividends (including deemed or constructive dividends) paid with respect to shares of our common stock and contract adjustment payments paid with respect to a purchase contract) made to (i) a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, such institution complies with the requirements of such agreement and (ii) a

“non-financial foreign entity,” as defined under such rules, unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity, unless, in each case, an exemption applies.
While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the RSNs, the Treasury securities, the Treasury portfolio and our common stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these Treasury regulations are not final, they can be relied upon by taxpayers until final U.S. Treasury regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from the FATCA withholding tax for gross proceeds.
Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of these rules for their investment in the Equity Units.
The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. Prospective investors should consult their own tax advisor as to the particular tax consequences to them of purchasing, owning and disposing of the Equity Units, RSNs, Treasury securities, the Treasury portfolio, purchase contracts and our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes to applicable law.

ERISA Considerations
Title I of ERISA, Section 4975 of the Code and other federal, state, local or non-U.S. laws that are substantively similar or are of similar effect to such provisions of ERISA or the Code (“Similar Laws”) impose certain restrictions on:
•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and annuities or Keogh plans;
•	any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities;
•
governmental plans, certain church plans (each as defined under ERISA) and non-U.S. plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Section 503 of the Code and/or Similar Laws (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, referred to as “Plans”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).
In addition, ERISA, Section 4975 of the Code and Similar Laws impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of a Plan, or who renders investment advice to a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, the investing fiduciary should consider whether:
•
the investment would satisfy the prudence and diversification requirements of ERISA or any Similar Law, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•
an investment in the Equity Units (and the securities underlying such Equity Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;
•	the investment is made solely in the interest of participants and beneficiaries of the Plan; and
•
the acquisition and holding of Equity Units (and the securities underlying the Equity Units) would result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) a violation of any Similar Law.

The Equity Units (and the securities underlying the Equity Units) held by a Plan will be deemed to constitute Plan assets. If we or any of our respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Plan subject to ERISA or Section 4975 of the Code, such Plan’s acquisition, holding or disposition of the Equity Units (and the securities underlying the Equity Units) may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless the Equity Units (and the securities underlying the Equity Units) are acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of Equity Units (and the securities underlying the Equity Units). These class exemptions include: PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the Plan assets involved in the transaction and in which the Plan pays no more, and receives no less, than “adequate consideration.”
Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, we cannot assure you that any exemption(s) will be available with respect to any particular transaction involving the Equity Units (and the securities underlying the Equity Units).
The Equity Units (and the securities underlying the Equity Units) should not be purchased or held by any person investing assets of a Plan (including any insurance company investing assets in a general or separate account, to the extent such assets are deemed to be “plan assets” as a result of a Plan’s investment in such account), unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or violate any applicable Similar Law. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Equity Units (and the securities underlying the Equity Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or any Similar Law, the potential consequences of such investment in light of its specific circumstances, and whether any exemption or exemptions would be necessary and available and should determine on its own whether all conditions of such exemption or exemptions have been satisfied with respect to transactions involving the Equity Units (and the securities underlying the Equity Units). In addition, the investing fiduciary should determine whether the investment in the Equity Units (and the securities underlying the Equity Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or any applicable Similar Law.
Accordingly, by its purchase or holding of the Equity Units (and the securities underlying the Equity Units), each purchaser or holder of the Equity Units will be deemed to have represented and warranted that either:
•	the purchaser or holder is not purchasing or holding the Equity Units (and the securities underlying the Equity Units) with, or on behalf of, the assets of any Plan; or
•
(1) the purchase, holding and disposition of the Equity Units (and the securities underlying the Equity Units) satisfy ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Law, (2) the purchase, holding and disposition of the Equity Units (and the securities underlying the Equity Units) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or violate any Similar Law and (3) neither we, any of the underwriters nor any of our or their affiliates are or will be deemed to be a fiduciary with respect to any Plan in connection with the purchase, holding and disposition of the Equity Units (and the securities underlying the Equity Units).

The sale or transfer of Equity Units (and the securities underlying the Equity Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Equity Units (and the securities underlying the Equity Units) meets the legal requirements for investments by Plans or is appropriate for Plans. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any purchaser or holder that is investing with assets of a Plan, or at such purchasers or holders generally, and such purchasers should consult and rely on their counsel and advisers as to whether an investment in the Equity Units (and the securities underlying the Equity Units) is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

Legal Matters
Certain legal matters in connection with this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters relating to New Jersey law, including the validity of the Equity Units offered hereby, will be passed upon for us by Eric Stein, Vice President and General Counsel. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.
Experts
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Where You Can Find Additional Information
We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.
Our filings are available to the public through the website maintained by the SEC at http://www.sec.gov. Copies of our periodic and current reports and proxy statements also may be obtained, free of charge, on the “Investors” section of our website at http://www.sjindustries.com. You are encouraged to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus or any other filing we make with the SEC.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus. These documents contain important information about us and our financial condition, business and results.
We are incorporating by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of any offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below:
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our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021, including information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for our 2021 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 18, 2021; and

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any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities made under this prospectus supplement; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.
We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:
South Jersey Industries, Inc.
Attention: Corporate Secretary
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at the address above, Attention: Investor Relations. You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.
Our principal executive office is located at 1 South Jersey Plaza, Folsom, New Jersey 08037 (telephone number: (609) 561-9000). We maintain a website at http://www.sjindustries.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus, nor is it incorporated herein by reference.

PROSPECTUS

SOUTH JERSEY INDUSTRIES, INC.
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
JUNIOR SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERENCE STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS
We may from time to time offer to sell our senior, subordinated or junior subordinated debt securities, common stock or preference stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior, subordinated or junior subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SJI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. The senior, subordinated or junior subordinated debt securities, preference stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preference stock or other securities of ours or debt or equity securities of one or more other entities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
Our principal executive offices are located at 1 South Jersey Plaza, Folsom, New Jersey 08037. Our telephone number is (609) 561-9000.
Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement. Also see “Risk Factors” on page 5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 9, 2019

We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations applicable to that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. You should review the full text of these documents because the summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices as indicated under the heading “Where You Can Find More Information.”
Unless we otherwise specify or the context otherwise requires, references in this prospectus to “SJI,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to South Jersey Industries, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding South Jersey Industries, Inc. and other issuers that file electronically with the SEC electronically. Copies of our periodic and current reports and proxy statements also may be obtained, free of charge, on the “Investors” section of our website at http://www.sjindustriesinc.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, including information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for our 2019 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 15, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 8, 2019 and August 8, 2019, respectively;
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our Current Reports on Form 8-K filed with the SEC on September 12, 2018 (exhibits 99.2 and 99.3 only), January 3, 2019, January 15, 2019, January 17, 2019, January 18, 2019, February 8, 2019, March 5, 2019, March 6, 2019, March 26, 2019, April 12, 2019, May 1, 2019, May 30, 2019, June 12, 2019 and September 9, 2019;

•	the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-3990); and
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future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to:
South Jersey Industries, Inc.
Attention: Corporate Secretary
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.
All statements other than statements of historical fact, including statements regarding guidance, industry prospects or future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, are forward-looking. We use words such as “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of our management at the time that these statements were prepared and are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies.
These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our other SEC filings incorporated by reference into this prospectus. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

ABOUT THE REGISTRANT
South Jersey Industries, Inc. (“SJI”), a New Jersey corporation, was formed in 1969 for the purpose of owning and holding all of the outstanding common stock of South Jersey Gas Company, a public utility, and acquiring and developing non-utility lines of business.
SJI provides a variety of energy-related products and services, primarily through the following wholly-owned subsidiaries:
•	SJI Utilities, Inc. (“SJIU”) is a holding company that owns South Jersey Gas Company (“SJG”), and as of July 1, 2018, Elizabethtown Gas Company (“ETG”) and Elkton Gas Company (“ELK”).
○	SJG is an operating public utility company engaged in the purchase, transmission and sale of natural gas for residential, commercial and industrial use.
○	ETG is a regulated natural gas utility which distributes natural gas in seven counties in northern and central New Jersey.
○	ELK is a regulated natural gas utility which distributes natural gas in northern Maryland.
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South Jersey Energy Company (“SJE”) provides services for the acquisition and transportation of electricity for retail end users and markets total energy management services. In November 2018, SJI sold SJE’s retail gas businesses.

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South Jersey Resources Group LLC markets natural gas storage, commodity and transportation assets along with fuel management services on a wholesale basis in the mid-Atlantic, Appalachian and southern states.

•	SJ Exploration, LLC owns oil, gas and mineral rights in the Marcellus Shale region of Pennsylvania.
•	Marina Energy LLC develops and operates on-site energy-related projects. The significant wholly-owned subsidiaries of Marina include:
○	ACB Energy Partners, LLC, which owns and operates a natural gas fueled combined heating, cooling and power facility located in Atlantic City, New Jersey.
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AC Landfill Energy, LLC, BC Landfill Energy, LLC, SC Landfill Energy, LLC and SX Landfill Energy, LLC, which owns and operates landfill gas-to-energy production facilities in Atlantic, Burlington, Salem and Sussex Counties in New Jersey.

•	South Jersey Energy Service Plus, LLC receives commissions on service contracts from a third party.
•	SJI Midstream, LLC invests in infrastructure and other midstream projects, including a current project to build an approximately 118-mile natural gas pipeline in Pennsylvania and New Jersey.
Our general mailing address is 1 South Jersey Plaza, Folsom, NJ 08037, and our telephone number is (609) 561-9000.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and our most recent, and any future, Quarterly Reports on Form 10-Q incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include investments, working capital, investments in our subsidiaries and capital expenditures. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
South Jersey Industries, Inc. will be the issuer of any debt securities we may offer and references to “we,” “our,” or “us” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities or junior subordinated debt securities. For a description of the junior subordinated debt securities, see “Description of Junior Subordinated Debt Securities.” Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under an indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture, collectively, as the “indentures,” and to each of the trustees under the indentures as a “trustee.” The terms of each series of debt securities will be set forth in a resolution of the board of directors of the Company, an officers’ certificate or by a supplemental indenture. You should read the indentures, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
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Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The particular terms of each series of debt securities will be more fully described in the applicable prospectus supplement relating to the debt securities offered thereby.

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Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities. See “Subordination of Subordinated Debt Securities.” The particular terms of each series of subordinated debt securities will be more fully described in the applicable prospectus supplement relating to the subordinated debt securities offered thereby.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
•	the title of the debt securities;
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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;
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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal of, and premium, if any, and interest on, the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

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the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;
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our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;
•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

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if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

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whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;
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if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on which they will be sold;

•	any guarantees on the debt securities;
•	the provisions, if any, relating to any security provided for the debt securities of the series;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

•	if the debt securities are subordinated debt securities, the subordination terms of the subordinated debt securities; and
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any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•	the indebtedness ranking senior to the subordinated debt securities being offered;
•	the restrictions, if any, on payments to the holders of the subordinated debt securities being offered while a default with respect to the senior indebtedness is continuing; and
•	the provisions requiring holders of the subordinated debt securities being offered to remit some payments to the holders of senior indebtedness.
Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Selection and Notice
If less than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series for redemption by lot, based on the applicable procedures of The Depository Trust Company (“DTC”).
No debt securities in principal amount of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (in case of notes held in book entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.
If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. For debt securities issued in certificated form, a new certificate in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions of the debt securities called for redemption.
The trustee will not be liable for selections made by it as contemplated in this section. For any debt securities which are represented by global securities held on behalf of DTC, the Euroclear System (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”), notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.
Whether or not required by the rules and regulations of the SEC, so long as any debt securities are outstanding, we shall file with the trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).

Events of Default
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture, officers’ certificate or resolution of our board of directors pursuant to which a series of debt securities is issued:
•	failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;
•
failure to pay principal of (or premium, if any, on) any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same becomes due and payable by the terms of the debt securities of such series;

•
failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

•
failure to comply with any of the covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that we included in the indenture solely for the benefit of another series of debt securities) for 90 days after there has been given, by registered or certified mail, to us by the trustee or to us by the holders of at least 25% in principal amount of all outstanding debt securities of a series affected by that failure, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

•	certain events involving our bankruptcy, insolvency or reorganization; and
•
any other Event of Default provided in the supplemental indenture, officers’ certificate or resolution of our board of directors under which such series of debt securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an event of default for a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on all the debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the debt securities of such series then outstanding may in some cases rescind this accelerated payment requirement.
A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:
•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;
•	the holder furnishes to the trustee indemnity and/or security satisfactory to the trustee against loss, liability or expense;
•	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity and/or security; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series. In most cases, holders of a majority in principal amount of the debt securities of any series then outstanding may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and
•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.
The indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture, and we are required upon becoming aware of any default or Event of Default, to deliver to the trustee a written statement specifying such default or Event of Default.
Covenants
Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction.
Consolidation, Merger or Sale
We will covenant not to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’, taken as a whole, assets to any person unless either we are the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person is not a corporation, a co-obligor of the notes is a corporation organized under any such laws, and any successor or purchaser expressly assumes our obligations under the debt securities by an indenture supplemental to the indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. An officers’ certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.
Modification and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, or interest on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such indenture or the applicable debt securities may be waived with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Without the consent of each holder of outstanding debt securities affected thereby, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):
•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on the debt securities;
•	reduce the principal or change the stated maturity of any debt securities of any series;
•
reduce any premium payable on the redemption of any debt security, change the time at which any debt security may or must be redeemed or alter or waive any of the provisions with respect to the redemption of such debt securities;

•
make payments on any debt security payable in currency other than as originally stated in such debt security; impair the holder’s right to institute suit for the enforcement of any payment on any debt security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.
Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the applicable debt securities in certain circumstances, including:
•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption of our obligations under the indenture by a successor or transferee upon any merger, consolidation or asset transfer;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;
•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;
•	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;
•	to add additional Events of Default with respect to any series of debt securities;
•
to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;
•
to facilitate the defeasance and discharge of any series of debt securities otherwise in accordance with the defeasance provisions of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of such series in any material respect;

•
to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or
•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

The holders of not less than a majority in principal amount of the debt securities of each series then outstanding may on behalf of the holders of all of the debt securities of such series waive any past default with respect to those debt securities, except a default in the payment of the principal of or interest on any debt security of such series (provided, that the holders of a majority in principal amount of the debt securities of each series then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).
A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series that does not have the benefit of such covenant, Event of Default or other provision. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture in accordance with the terms of the indenture and only after those holders have furnished the trustee indemnity and/or security satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.
Paying Agent, Registrar and Transfer Agent
We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Paying Agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Paying Agent.
We will also maintain one or more registrars (each, a “Registrar”). We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as registrar.
We will also maintain one or more transfer agents. Each transfer agent shall perform the functions of a transfer agent. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more transfer agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as transfer agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as transfer agent.
The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time, and the Paying Agents will make payments on and facilitate transfer of debt securities on our behalf. We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.
Governing Law
The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities when either:
•
we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•
all outstanding securities of such series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or noncallable U.S. governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series, including principal of and any premium and interest due or to become due on such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.
In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the securities of such series have been complied with.
Defeasance
The term defeasance means the discharge of some or all of our obligations under the indenture. If we deposit with the trustee funds or U.S. government securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:
•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (“covenant defeasance”).
If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service (the “IRS”) or a change in law to that effect.
Book-Entry, Delivery and Form
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.
We anticipate that any global securities will be deposited with, or on behalf of, DTC, and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.
Investors may elect to hold their interests in the global securities either (in the United States) through DTC or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly, if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security, and we do not appoint a successor depositary within 90 days after receiving that notice;
•
at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, as amended, or other applicable statute or regulation, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and we notify the trustee of our decision.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any Paying Agent will have no responsibility or liability for:
•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or
•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants, or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V. (the “Euroclear Operator”), a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the

Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
The following is a general description of the junior subordinated debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of junior subordinated debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a junior subordinated debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the junior subordinated debt security you purchase.
General
Any junior subordinated debt securities will be issued under a junior subordinated indenture, which we refer to as the “junior subordinated indenture.” We refer to the trusteee under the junior subordinated indenture as a “junior subordinated trustee.” The terms of each series of junior subordinated debt securities will be set forth in a resolution of the board of directors of the Company, an officers’ certificate or by a supplemental indenture. You should read the junior subordinated indenture, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the junior subordinated debt securities. The junior subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The junior subordinated indenture is subject to, and are governed by, the Trust Indenture Act.
We may issue an unlimited amount of junior subordinated debt securities under the junior subordinated indenture which is on parity with other junior subordinated debt securities. The junior subordinated debt securities will be our unsecured and subordinated obligations and will be subordinated to all of our Priority Indebtedness (as defined under “—Subordination”).
The authorized denominations of the junior subordinated debt securities will be $1,000 and any larger amount that is an integral multiple of $1,000, unless otherwise specified in the applicable prospectus supplement. Except in certain circumstances described below, the junior subordinated debt securities that are issued as global securities will not be exchangeable for junior subordinated debt securities in definitive certificated form.
The junior subordinated debt securities will not be subject to a sinking fund provision and are subject to defeasance. The junior subordinated indenture do not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. The junior subordinated indenture do not contain provisions that afford holders of the junior subordinated debt securities protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The junior subordinated indenture does not limit our ability to issue or incur other debt or issue preferred stock.
We will not pay any additional amounts to holders of the junior subordinated debt securities in respect of any tax, assessment or governmental charge.
Consolidation, Merger or Sale
We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the junior subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the junior subordinated indenture to be performed by us by supplemental indenture in form satisfactory to the relevant junior subordinated trustee, executed and delivered to the relevant junior subordinated trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will occur and be continuing.

In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable junior subordinated indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities.
Modification of Junior Subordianted Indenture
Without Holder Consent
Without the consent of any holders of junior subordinated debt securities, we and the relevant junior subordinated trustee may from time to time amend and/or supplement the applicable junior subordinated indenture and the junior subordinated debt securities for the following purposes:
•
to evidence the succession of another person to us, or successive successions, and the assumption by such successor of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale”;

•
to add to our covenants such further covenants, restrictions or conditions as we in good faith consider to be for the protection of the holders of the junior subordinated debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an event of default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the relevant junior subordinated trustee upon such default;

•
to change or eliminate any provision of the applicable junior subordinated indenture; provided, however, that any such change or elimination becomes effective only when there are no junior subordinated debt securities outstanding, or the junior subordinated debt securities are not entitled to the benefit of such provision;

•	to establish the form or terms of the applicable junior subordinated debt securites;
•
as determined by us in good faith, to cure any ambiguity or to correct or supplement any provision contained in the applicable junior subordinated indenture that may be defective or inconsistent with any other provisions contained therein;

•
to make such other provision in regard to matters or questions arising under the applicable junior subordinated indenture or to make any other changes in the provisions of the applicable junior subordinated indenture; provided that such action will not adversely affect the interest of the holders of the junior subordinated debt securities in any material respect;

•	to mortgage or pledge to the relevant junior subordinated trustee as security for the junior subordinated debt securities any property or assets;
•	to qualify, or maintain the qualification of, the applicable junior subordinated indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment under the applicable junior subordinated indenture by a successor junior subordinated trustee;
•
to supplement the applicable junior subordinated indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of the junior subordinated debt securities; provided that any such action shall not adversely affect the interests of any holder of an junior subordinated debt securities or coupon in any material respect; or

•
to conform the terms of the applicable junior subordinated indenture and the junior subordinated debt securities to the descriptions thereof contained in the “Description of the Junior Subordinated Notes” section in the preliminary prospectus supplement for the junior subordinated debt securities, as supplemented and/or amended by the related pricing term sheet.

With Holder Consent
Under each junior subordinated indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable junior subordinated indenture or of modifying in any manner the rights of the holders of junior subordinated debt securities under the applicable junior subordinated indenture may be entered into by us and the relevant junior subordinated trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debt securities issued under the applicable junior subordinated indenture. However, no such supplemental indenture shall:
•
change the maturity of the junior subordinated debt securities, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the junior subordinated debt securities is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars or impair or affect the right to institute suit for the payment thereof when due without the consent of the holder of each junior subordinated debt security so affected;

•
reduce the percentage of junior subordinated debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all junior subordinated debt securities then outstanding;

•
modify any of the provisions of the applicable junior subordinated indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the relevant junior subordinated trustee by holders of junior subordinated debt securities, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all junior subordinated debt securities then outstanding; or

•
modify the provisions relating to the subordination of the junior subordinated debt securities in a manner adverse to the holders thereof without the consent of the holder of each junior subordinated debt security so affected.

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable junior subordinated indenture expressly included solely for the benefit of holders of securities other than the junior subordinated debt securities issued thereunder, or which modifies the rights of the holders of securities other than the junior subordinated debt securities issued thereunder with respect to such covenant or other provision, will be deemed not to affect the rights of the holders of the junior subordinated debt securities under the applicable junior subordinated indenture.
We may omit to comply with any covenant or condition contained in any junior subordinated indenture if holders of a majority in principal amount of the junior subordinated debt securities issued thereunder waive such compliance.
Satisfaction and Discharge
The junior subordinated indenture provides that, at our option, we will be discharged from all obligations in respect of the junior subordinated debt securities then outstanding (except for certain obligations to register the transfer of or exchange the junior subordinated debt securities, to replace stolen, lost or mutilated junior subordinated debt securities, and to maintain paying agencies) if all of the junior subordinated debt securities have become due and payable, or are to become due and payable within one year or are called for redemption within one year under arrangements satisfactory to the relevant junior subordinated trustee for the giving of notice of redemption, and we, in each case, irrevocably deposit in trust with the relevant junior subordinated trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of and interest on the junior subordinated debt securities on the stated maturity date in accordance with the terms thereof.

Defeasance
The junior subordinated indenture allows for, at our option, legal and/or covenant defeasance with respect to the junior subordinated debt securities. In order to defease the junior subordinated debt securities, the following conditions must be met (subject to certain limitation in the relevant junior subordinated indenture):
•
we must irrevocably deposit with the relevant junior subordinated trustee in trust (1) an amount in US dollars, or (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities, money, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities, to and including their stated maturity of the junior subordinated debt securities;

•
such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable junior subordinated indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•
in the case of legal defeasance, no event of default or event which with notice or lapse of time or both would become an event of default with respect to the junior subordinated debt securities shall have occurred and be continuing on the date of such deposit and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of such deposit;

•
if the junior subordinated debt securities are to be redeemed prior to their stated maturity, notice of such redemption shall have been duly given pursuant to the applicable junior subordinated indenture or provision therefor satisfactory to the relevant junior subordinated trustee shall have been made;

•
we must deliver to the relevant junior subordinated trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance have been complied with; and

•
we must deliver to the relevant junior subordinated trustee an opinion of counsel to the effect that beneficial owners of the junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option to defease the junior subordinated debt securities, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, which opinion of counsel must be based, solely in the case of legal defeasance, upon a ruling of the IRS to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the applicable junior subordinated indenture.

Subordination
The junior subordinated debt securities will be subordinate and junior in right of payment to all Priority Indebtedness as defined below.
If:
•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;
•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or
•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness, then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any junior subordinated debt securities have the right to receive any payments of principal or interest on their junior subordinated debt securities.

“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:
•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;
•	our obligations under synthetic leases, finance leases and capitalized leases;
•	our obligations for reimbursement under letters of credit, surety bonds, banker’s acceptances, security purchase facilities or similar facilities issued for our account;
•
any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.
However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the junior subordinated debt securities.
Priority Indebtedness will be entitled to the benefits of the subordination provisions in the applicable junior subordinated indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the applicable junior subordinated indenture to change the subordination provisions in a manner adverse to the holders of Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect.
The junior subordinated debt securities will be unsecured and will be subordinated and junior in right of payment, to the extent and in the manner stated in the applicable junior subordinated indenture, to all of our existing and future Priority Indebtedness. The junior subordinated debt securities will be effectively subordinated to all liabilities of our subsidiaries. Holders of the junior subordinated debt securities should recognize that contractual provisions in the applicable junior subordinated indenture may prohibit us from making payments on the junior subordinated debt securities.
The junior subordinated indenture does not restrict or limit in any way our ability to incur Priority Indebtedness.
Events of Default
Each of the following is an “Event of Default” with respect to the junior subordinated debt securities:
•	failure to pay required interest on the junior subordinated debt securities for 30 days;
•	failure to pay when due principal on the junior subordinated debt securities;
•
failure to perform, for 90 days after notice, any other covenant in the junior subordinated indenture applicable to the junior subordinated debt securities, unless such period is extended or corrective action is initiated within such periods and is being diligently pursued; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.
If an Event of Default should occur and be continuing, either the junior subordinated trustee or the holders of at least 25% in total principal amount of outstanding junior subordinated debt securities may declare each junior subordinated debt security immediately due and payable.
The holders of a majority in principal amount of outstanding junior subordinated debt securities may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the junior subordinated debt securities (including the redemption price or purchase price of the junior subordinated debt securities, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.
If any portion of the amount payable on the junior subordinated debt securities upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

The holders of a majority in principal amount of outstanding junior subordinated debt securities will be entitled to control certain actions of the junior subordinated trustee. The junior subordinated trustee generally will not be required to take any action requested, ordered or directed by any of the holders of the junior subordinated debt securities, unless one or more of such holders shall have offered to the junior subordinated trustee security and/or indemnity satisfactory to it.
Before any holder of junior subordinated debt securities may institute action for any remedy, except payment on such holder’s junior subordinated debt securities when due, the holders of not less than a majority in principal amount of outstanding junior subordinated debt securities must request the junior subordinated trustee to take action. Holders must also offer and give the junior subordinated trustee security and/or indemnity satisfactory to it against liabilities incurred by the junior subordinated trustee for taking such action.
We are required to annually furnish the junior subordinated trustee a statement as to our compliance with all conditions and covenants under the junior subordinated indenture. The junior subordinated trustee is required, within 90 days after the occurrence of a default, to give notice of all defaults to each holder of the junior subordinated debt securities. However, the junior subordinated indenture provides that the junior subordinated trustee may withhold notice to the holders of the junior subordinated debt securities of any default, other than a default in the payment of principal of, or interest on, the junior subordinated debt securities (including the redemption price or purchase price of the junior subordinated debt securities, if applicable), if it considers withholding notice to be in the interests of the holders of the junior subordinated debt securities.
Book-Entry, Delivery and Form
Unless otherwise specified in an applicable prospectus supplement, the provisions of “Description of Senior Debt Securities and Subordinated Debt Securities—Book-Entry, Delivery and Form” will apply to junior subordinated debt securities.

DESCRIPTION OF CAPITAL STOCK
SJI is authorized to issue 120,000,000 shares of common stock, $1.25 par value per share, and 2,500,000 shares of preference stock, without par value. As of August 1, 2019, there were 92,390,349 shares of common stock outstanding and no shares of preference stock outstanding.
Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SJI.” All outstanding shares of our common stock are validly issued, fully paid and nonassessable.
The following description of the terms of our common stock is not complete and is qualified in its entirety by reference to our Certificate of Incorporation, as amended through February 27, 2015 (as so amended, our “Certificate of Incorporation”), our Bylaws, as amended and restated through April 21, 2017 (our “Bylaws”), and the laws of the state of New Jersey.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders.
There is no provision for cumulative voting with regard to the election of directors. This could prevent directors from being elected by a relatively small group of shareholders.
Dividend Rights
Holders of our common stock are entitled to receive any dividends our board of directors may declare on our common stock, subject to the prior rights of any preference stock. Our board of directors may declare dividends from funds legally available for this purpose.
Liquidation Rights
If we liquidate, dissolve or are wound up, then after payment of or provision for claims of creditors and after payment of any liquidation preferences to holders of any preference stock, the holders of our common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.
Other Rights
The holders of our common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of SJI and no rights to convert their common stock into any other securities. Our common stock is not subject to any redemption or sinking fund provisions.
Preference Stock
Our board of directors has the authority, without other action by shareholders, to issue preference stock in one or more series.
Our board of directors has the authority to determine the terms of each series of preference stock, within the limits of our amended and restated articles of incorporation, our amended and restated by-laws and the laws of the state of New Jersey. These terms include the number of shares in a series and applicable dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights, if any.
Anti-Takeover Provisions of our Certificate of Incorporation, Bylaws and New Jersey law
Certain provisions of our Certificate of Incorporation, our Bylaws and New Jersey law could discourage, delay or prevent some transactions involving unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of the Company, our shareholders and certain other constituents. However, such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, even when a majority of our shareholders might consider such proposals, if made, desirable. Such provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the assent of our board of directors. These provisions include:
•	limitations on certain transactions (including mergers, consolidations, asset dispositions and securities issuances) with certain entities that beneficially own 5% or more of our capital stock;
•	a requirement for the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding common stock to amend the limitations on such transactions;
•	authorization of our board of directors to issue common stock and preference stock from time to time in its discretion;
•
authorization of our board of directors to establish one or more series or classes of undesignated preference stock, the terms of which can be determined by our board of directors at the time of issuance;

•	noncumulative voting;
•	authorization of our directors to fill any vacancies on our board of directors, including vacancies resulting from a board resolution to increase the number of directors; and
•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors.
Transactions with Related Persons
Our Certificate of Incorporation prohibits us from engaging in certain transactions with certain “Related Persons,” as further described further below, including (i) any merger or consolidation, (ii) any sale, lease, exchange or other disposition of any substantial part of our assets or (iii) any issuance or transfer of any securities having voting power in exchange for securities, cash or other property unless (x) approved by the affirmative vote of the holders of at least 80% of the outstanding shares of all classes of our capital stock entitled to vote in the election of directors or (y) approved by our board of directors prior to the time that the Related Person became a Related Person. The restriction applies to any such transaction with a person who was a Related Person within the 12 months preceding the record date for determination of the shareholders entitled to notice of the transaction and to vote thereon.
A “Related Person” is defined for this purpose as any person (other than a corporation or any subsidiary of SJI) who is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors.
The provisions of our Certificate of Incorporation relating to transactions with Related Persons may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock.
Anti-Takeover Effects of the New Jersey Shareholders Protection Act
We are subject to Section 14A:10A of the New Jersey Shareholders Protection Act. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless (i) the corporation’s board of directors approved the combination prior to the shareholder becoming an interested stockholder or (ii) the corporation’s board of directors approved the transaction or series of transactions which caused the person to become an interested stockholder before the person became an interested stockholder and any subsequent business combination with that interested stockholder is approved by independent members of the board of directors and the holders of a majority of the voting stock not beneficially owned by the interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined for this purpose to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.
The term “business combination” is defined to include, among other things:
•
the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder;

•
the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets; or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.
Authorized but Unissued Common Stock and Preference Stock
The authorized but unissued shares of our common stock and preference stock are available for future issuance without shareholder approval. Further, our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to any such preference stock and could issue such stock in either public or private transactions.
New Jersey law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply to us so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock.
We may issue additional shares for a variety of corporate purposes. We may engage in public or private offerings to raise additional capital or to facilitate corporate acquisitions. We may issue shares of common or preference stock to persons friendly to current management. Such an issuance may discourage, delay or prevent an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. This could deprive our shareholders of opportunities to sell their shares of our stock at prices higher than prevailing market prices. Our board of directors could also use these shares to dilute the ownership of persons seeking to obtain control of the Company.
Number of Directors; Filling of Vacancies
Our Bylaws provide that our board of directors will have eleven directors. The size of the board of directors may be changed by a majority vote of the board of directors. Our Bylaws permit the board of directors to fill any new directorships it creates and any other vacancies. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on our board of directors by increasing the size of the board of directors and filling the newly created directorships with its own nominees.
The provisions of our Bylaws relating to the number of directors and filling of vacancies may be amended only by the majority vote of the directors or the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock.
Advance Notice Provisions
Our Bylaws provide that in order for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give written notice, in proper form, to our Secretary (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the previous year’s annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date, (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the previous year’s annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever comes first, and (iii) in the case of any special meeting of the shareholders, not less than 60 days nor more than 90 days prior to the date of such meeting.

Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected, will be eligible for election as directors. The notice of any nomination for election as a director must set forth:
•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•	the class and number of shares of the Company beneficially owned by the shareholder and any persons acting in concert with the shareholder;
•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors; and

•	the consent of each nominee to serve as a director if so elected.
The notice to bring any other matter a shareholder proposes to bring before a meeting of the shareholders must also set forth:
•	a description of the proposal containing all material information relating thereto; and
•
a representation that the shareholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

The advance notice provisions may discourage, delay or prevent a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon.
Transfer Agent
Broadridge Corporate Issuer Solutions, Inc., serves as our transfer agent and registrar.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preference stock, warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids.

VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, Gibson, Dunn & Crutcher LLP, New York, New York will pass upon the validity of any securities issued under this prospectus as to matters governed by the laws of the State of New York. Unless otherwise indicated in the applicable prospectus supplement, Melissa Orsen, Senior Vice President and General Counsel of the Company will pass upon the validity of any securities issued under this prospectus as to all matters governed by the laws of the State of New Jersey. Ms. Orsen is employed by the Company, participates in various employee benefit plans of the Company under which she may receive shares of common stock of the Company and currently beneficially owns less than one percent of the outstanding shares of common stock of the Company. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Elizabethtown Gas as of and for the years ended December 31, 2017 and 2016 apprearing in Exhibit 99.2 to the Current Report on Form 8-K of South Jersey Industries, Inc. dated September 12, 2018, incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and is incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of Elizabethtown Gas for the year ended December 31, 2015 included in South Jersey Industries, Inc.’s Current Report on Form 8-K dated September 12, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

South Jersey Industries, Inc.
6,000,000 Equity Units

(Initially Consisting of 6,000,000 Corporate Units)
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
BofA Securities
Structuring Agent
Joint Lead Managers
Guggenheim Securities
J.P. Morgan
Co-Managers
KeyBanc Capital Markets
Morgan Stanley
PNC Capital Markets LLC
Wells Fargo Securities
Citizens Capital Markets
TD Securities
The date of this prospectus supplement is March 17, 2021